Exhibit 4.1

THE MACERICH COMPANY,

as Issuer,

and

THE MACERICH PARTNERSHIP, L.P.,

as Guarantor

3.25% Convertible Senior Notes due 2012

INDENTURE

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

March 16, 2007

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310	(a)(1)	7.09
	(a)(2)	7.09
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.08
	(c)	N.A.
311	(a)	7.13
	(b)	7.13
	(c)	N.A.
	312 (a)	2.10.
	(b)	13.03
	(c)	13.03
313	(a)	2.10
	(b)	2.10
	(c)	2.10.
	(d)	2.10.
314	(a)	4.02, 4.03
	(b)	N.A.
	(c)(1)	13.04.
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
	(f)	N.A.
315	(a)	7.01(a)
	(b)	6.09
	(c)	7.01
	(d)	7.01(b), 7.01(c)
	(e)	6.10
316	(a) (last sentence)	8.04
	(a)(1)(A)	6.08
	(a)(1)(B)	6.08
	(a)(2)	N.A.
	(b)	6.05(b)
	(c)	8.01
317	(a)(1)	6.03
	(a)(2)	6.03
	(b)	4.06
318	(a)	13.01
	(c)	13.01

N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

SCHEDULES AND EXHIBITS:

SCHEDULE A	Additional Share Table

EXHIBIT A	Form of Note

EXHIBIT B	Form of Restrictive Legend for Common Stock Issued Upon Conversion

INDENTURE dated as of March 16, 2007, among THE MACERICH COMPANY, a Maryland corporation (the “Company”), THE MACERICH PARTNERSHIP, L.P., a Delaware limited partnership (the “Guarantor”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York corporation (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company’s 3.25% Convertible Senior Notes due 2012:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                                Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Note Registrar, Paying Agent, Conversion Agent or co-registrar.

“Agent Members” has the meaning specified in Section 2.05(b).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

“beneficial owner” shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act, or any successor provision, except that:  (i) a person shall be deemed to have “beneficial ownership” of all shares of Common Stock that the Person has the right to acquire, whether exercisable immediately or only after the passage of time, and (ii) any percentage of “beneficial ownership” shall be determined using the definition in clause (i) in both the numerator and the denominator.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board of directors authorized to act for it with respect to this Indenture.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a Legal Holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means, with respect to any Person:  (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof of Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Charter” means the Articles of Amendment and Restatement of the Company dated as of March 15, 1994, as amended or supplemented from time to time in accordance with the terms thereof and applicable law.

“Closing Sale Price” of the Common Stock or other Capital Stock or similar equity interests of the Company on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock or such other Capital Stock or equity interests of the Company are then listed or quoted. In the absence of such a quotation, the Company will determine the closing sale price on the basis the Company considers appropriate. The closing sale price shall be determined without reference to any extended or after-hours trading.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means shares of the Company’s Common Stock, $.01 par value per share, as they exist on the date of this Indenture or any other shares of Capital Stock into which the Common Stock may be reclassified or changed, or which the holders may receive, pursuant to any reclassification, consolidation, merger, combination, sale or conveyance, including pursuant to Section 11.06.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent successor or successors.

“Contingent Obligation” as to any Person means, without duplication, (a) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets), of such Person or of any other Person.  The amount of any Contingent Obligation described in clause (b)

shall be deemed to be (i) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (1) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (2) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the applicable Person required to be delivered pursuant hereto.  Notwithstanding anything contained herein to the contrary, guarantees of completion and non-recourse carve outs in secured loans shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim.  Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the Company or its Subsidiaries), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered cash or Cash Equivalents to secure all or any part of such Person’s guaranteed obligations or (Y) such other Person holds an Investment Grade Credit Rating from either Moody’s of S&P, and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person.  Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

“Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 60 Wall Street, 27th Floor, New York, New York 10005, or such other address as the Trustee may designate from time to time by notice to the holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the holders and the Company).

“Credit Agreement” means any of:

(a)           the $450,000,000 Term Loan Facility Credit Agreement, dated as of April 25, 2005, as amended by the First Amendment thereto, dated as of July 20, 2006, by and among the Guarantor, as the Borrower; the Company, Macerich WRLP Corp., Macerich WRLP LLC, Macerich WRLP II Corp., Macerich WRLP II LP, Macerich TWC II Corp., Macerich TWC II LLC, Macerich Walleye LLC, IMI Walleye LLC, and Walleye Retail Investments LLC, as Guarantors (the “Credit Agreement Guarantors”); Deutsche Bank Trust Company Americas, and the institutions from time to time party thereto, as Lenders; Deutsche Bank Trust Company Americas, as Administrative Agent for the Lenders and as Collateral Agent for the Benefited Creditors; Deutsche Bank Securities Inc., as the Sole Lead Arranger and Sole Bookrunner; Keybank National Association and Commerzbank AG, New York Branch, as the Co-Syndication Agents; Wells Fargo Bank, National Association and Euro Hypo AG, New York Branch, as the Co-Documentation Agents for the Interim Loan Facility; and Wells Fargo Bank,

National Association and U.S. Bank National Association, as the Co-Documentation Agents for the Term Loan Facility;

(b)           the $1,500,000,000 Second Amended and Restated Revolving Loan Facility Credit Agreement, dated as of July 20, 2006, by and among the Guarantor, as the Borrower; the Credit Agreement Guarantors, as Guarantors; Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, and the institutions from time to time party thereto, as Lenders; Deutsche Bank Trust Company Americas, as the Administrative Agent for the Lenders and as the Collateral Agent for the Benefited Creditors; Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as the Joint Lead Arrangers and Joint Bookrunning Managers; JPMorgan Chase Bank, as the Syndication Agent; Commerzbank AG, New York, Eurohypo AG, New York Branch and Wells Fargo Bank, National Association, as the Co-Documentation Agents; and Key Bank, National Association and U.S. Bank National Association, as the Senior Managing Agents; and

(c)           the Amended and Restated $250,000,000 Term Loan Facility Credit Agreement, dated as of April 25, 2005, as amended by the First Amendment thereto, dated as of July 20, 2006, by and among the Guarantor, as the Borrower; the Credit Agreement Guarantors, as Guarantors; Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, and the institutions from time to time party thereto, as Lenders; Deutsche Bank Trust Company Americas, as the Administrative Agent for the Lenders and as the Collateral Agent for the Benefited Creditors; Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as the Joint Lead Arrangers And Joint Bookrunners; JPMorgan Chase Bank and Bank One, N.A., as the Co-Syndication Agents; and Eurohypo Ag, New York Branch and Wells Fargo Bank, National Association, as the Co-Documentation Agents,

in the case of each of clauses (a), (b) and (c), giving effect to any and all amendments, supplements, modifications, renewals, replacements, consolidations, severances, substitutions and extensions thereof from time to time.

“Credit Agreement Cross-Default Provisions” means any cross-default event of default provisions in the Credit Agreement, which provisions are currently set forth in Sections 9.5 (in the case of recourse indebtedness) and 9.6 (in the case of nonrecourse indebtedness) of each Credit Agreement, in each case as such section may be amended, supplemented, superseded, replaced, substituted or otherwise modified from time to time.

“Credit Agreement Dollar Threshold” means (a) in the case of recourse indebtedness, $15.0 million and (b) in the case of non-recourse indebtedness, $100.0 million; provided, that if any of the Credit Agreement Cross-Default Provisions are amended, supplemented, superseded, replaced, substituted or otherwise modified such that the dollar threshold or thresholds in such applicable Credit Agreement Cross-Default Provision do not correspond to the dollar thresholds set forth in the preceding clauses (a) and (b), respectively, then the dollar thresholds set forth in the preceding clauses (a) and (b) shall be the corresponding dollar threshold or thresholds set forth in such applicable Credit Agreement Cross-Default Provision; provided, however, that if all Credit Agreements then in effect do not have the same dollar thresholds in the respective Credit Agreement Cross-Default Provisions, then the dollar thresholds set forth in the preceding clauses (a) and (b) shall be the most restrictive of the corresponding dollar threshold or thresholds set forth in such applicable Credit Agreement Cross-Default Provision.

“Current Market Price” of the Common Stock on any day means the average of the Closing Sale Price of the Common Stock for each of the ten consecutive Trading Days ending on the earlier of the day in question and the day before the “Ex-Date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, “Ex-Date” means the first date on which the shares of

Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Custodian” means Deutsche Bank Trust Company Americas, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes.  DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Fair Market Value” shall mean the amount that a willing buyer would pay a willing seller in an arm’s-length transaction.

“Fundamental Change” is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which 50% or more of the then outstanding shares of Common Stock are exchanged for, converted into or constitute solely the right to receive, consideration that is not at least 90% shares of common stock that:  (a) are listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange; or (b) are approved, or immediately after the transaction or event will be approved, for quotation on a United States national securities exchange or in an inter-dealer quotation system of any registered United States national securities association.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Guarantor” means the party named as the “Guarantor” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent successor or successors.

“Hedging Obligations” of a Person means any and all obligations of such Person or any of its Subsidiaries, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Indebtedness” of any Person shall mean without duplication, (a) all liabilities and obligations of such Person, whether consolidated or representing the proportionate interest in any other Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof, and including construction loans), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute a trade payable to trade creditors (but specifically excluding from such exception the deferred purchase price of real property), (iv) evidenced by bankers’ acceptances, (v) consisting of obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person (in an amount equal to the lesser of the obligation so secured and the fair market value of such property), (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction), (vii) consisting of liabilities and obligations under any receivable sales transactions, (viii) consisting of a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit, or (ix) consisting of Net Hedging Obligations; or (b) all Contingent Obligations and liabilities and obligations of others of the kind described in the preceding clause (a) that such Person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire for cash or non-cash consideration any Capital Stock or other equity interests and (c) obligations of such Person to purchase for cash or non-cash consideration Securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property.  For the avoidance of doubt, Indebtedness of any water, sewer, or other improvement district that is payable from assessments or taxes on property located within such district shall not be deemed to be Indebtedness of any Person owning property located within such district; provided that such Person has not otherwise obligated itself in respect of the repayment of such Indebtedness.  Notwithstanding the foregoing, if the definition of “Indebtedness” in any of the Credit Agreements then in effect is amended, supplemented, superseded, replaced, substituted or otherwise modified such that the such definition does not correspond to the definition of Indebtedness set forth in the preceding sentence, then the definition of Indebtedness for purposes of this Indenture and the Notes shall be the definition of Indebtedness set forth in the Credit Agreements then in effect; provided, however, that if all Credit Agreements then in effect do not have the same definition of Indebtedness, then the definition of Indebtedness for purposes of this Indenture shall be the most expansive of the definitions set forth in the Credit Agreements then in effect.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Initial Purchasers” shall mean J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc.

“Liquidated Damages” has the meaning set forth in the Registration Rights Agreement.

“Market Disruption Event” means (1) a failure by the primary United States national security exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock of an aggregate one half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Net Hedging Obligations” shall mean, as of any date of determination, the excess (if any) of all “unrealized losses” over all “unrealized profits” of such Person arising from Hedging Obligations.

“Unrealized losses” means the fair market value of the cost to such Person of replacing such Hedging Obligation as of the date of determination (assuming the Hedging Obligation were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedging Obligation as of the date of determination (assuming such Hedging Obligation were to be terminated as of that date).

“Note” or “Notes” means any of the Company’s 3.25% Convertible Senior Notes due 2012 issued under this Indenture.

“Note Register” has the meaning specified in Section 2.05(a).

“Note Registrar” has the meaning specified in Section 2.05(a).

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation under which any indebtedness is created, evidenced or secured, including, in the case of the Notes, Liquidated Damages, if any, and Additional Interest, if any.

“Offering Memorandum” means the offering memorandum of the Company dated March 12, 2007 relating to the offering of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not such title is preceded by any modifier such as “Executive, “Senior” or the like), the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person or any other officer designated by the board of directors of such Person serving in a similar capacity.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by any two Officers, and delivered to the Trustee.  An Officers’ Certificate given pursuant to Section 4.03 shall be signed by the principal executive officer, principal financial officer or the principal accounting officer of the Company but need not contain the information specified in Sections 13.04 and 13.05.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel who is acceptable to the Trustee in its reasonable discretion.  The counsel may be an employee of, or counsel to, the Company or the Trustee.

“Paying Agent” has the meaning specified in Section 2.08.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“PORTAL Market” means The PORTAL Market operated by the Nasdaq Global Market or any successor thereto.

“Record Date” has the meaning specified in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of March 16, 2007 among the Company and the Initial Purchasers relating to the Common Stock issuable upon conversion of the Notes.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” has the meaning specified in Section 2.05(c).

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” has the meaning ascribed to such term in Regulation S-X (17 CFR Part 210).

“Stated Maturity,” when used with respect to any Note, means the date specified in such Note as the fixed date on which an amount equal to the principal amount of such Note is due and payable.

“Subsidiary” means, with respect to any Person, (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances (determined without regard to any classification of directors) shall at the time be owned, directly or indirectly, by such Person, (b) any other Person (other than a partnership) of which at least a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (c) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day during which trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the Nasdaq Global Market or, if the Common Stock is not quoted on the Nasdaq Global Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  However, when used in Section 11.12 or elsewhere in this Indenture with respect to the terms defined in Section 11.12(c), “Trading Day” shall mean a Trading Day (as defined in the immediately preceding sentence) during which there is no Market Disruption Event.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per Note obtained by the Trustee for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Company selects, which may include one or more of the Initial Purchasers, provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, this one bid will be used.  If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price of the Notes will be deemed to be less than 95% of the applicable Conversion Rate multiplied by the Closing Sale Price on such determination date.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

Section 1.02                                Other Definitions.

Term	Defined in Section

Acceleration Notice	6.02(a)
Additional Interest	6.02(c)
Additional Shares	11.07(a)
Benefited Party	12.01
Cash Percentage	11.12(d)
Cash Settlement Averaging Period	11.12(c)
Company Fundamental Change Repurchase Notice	3.05(b)
Conversion Agent	2.08
Conversion Date	11.02
Conversion Notice	11.02
Conversion Rate	11.04
Daily Conversion Value	11.12(c)
Daily Excess Amount	11.12(c)
Daily Measurement Value	11.12(c)
Daily Settlement Amount	11.12(c)
Daily VWAP	11.12(c)
Distributed Property	11.05(d)
Dividend Threshold Amount	11.05(e)
Effective Date	11.07(b)
Event of Default	6.01
Ex-Dividend Date	11.05(g)
Expiration Time	11.05(f)
Fundamental Change Repurchase Date	3.05(a)
Fundamental Change Repurchase Notice	3.05(c)
Fundamental Change Repurchase Price	3.05(a)
Global Note	2.02
Guarantee Obligations	12.01
Interest Payment Date	Exhibit A
Legal Holiday	13.08
Paying Agent	2.08
Payment Default	6.01(e)
Purchased Shares	11.05(f)
Quarter	11.01(a)
Redemption Date	3.01(a)
Redemption Price	3.01(a)
Rights	11.08
Rights Plan	11.08
Rule 144A Information	4.10
Scheduled Trading Day	11.12(c)
Settlement Amount	11.12(a)
Stock Price	11.07(b)
Trigger Event	11.05(d)

Section 1.03                                Incorporation By Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms incorporated by reference in this Indenture have the following meanings:

“Commission” means the SEC.

“Indenture Notes” means the Notes.

“Indenture Note Holder” means a holder.

“Indenture to be Qualified” means this Indenture.

“Indenture Trustee” or “Institutional Trustee” means the Trustee.

“Obligor” on the indenture securities means the Company.

All other TIA terms incorporated by reference in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

Section 1.04                                Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           references to “interest” with respect to the Notes shall be deemed to include Liquidated Damages, if any, and Additional Interest, if any;

(c)           any reference to “day” means a calendar day unless a Business Day, Trading Day, Scheduled Trading Day or other day is specified;

(d)           “or” is not exclusive;

(e)           “including” means including, without limitation; and

(f)            words in the singular include the plural, and words in the plural include the singular.

ARTICLE II
THE SECURITIES

Section 2.01                                Designation Amount and Issue of Notes.

The Notes shall be designated as “3.25% Convertible Senior Notes due 2012.”  Upon the execution of this Indenture, or from time to time thereafter, Notes may be executed by the Company as provided in Section 2.04 and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of the Company, such order signed by two Officers of the Company, or by an Officer of the Company and by any Assistant Treasurer of the Company or any Assistant Secretary of the Company, without any further action by the Company hereunder.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.  The Company may, without the consent of the holders of Notes, issue additional Notes (the “Additional Notes”) from time to time in the future with the same terms and the same CUSIP number as the Notes originally issued under this Indenture (the “Initial Notes”) in an unlimited principal amount, provided that such Additional Notes must be part of the same issue as the Initial Notes for United States federal income tax purposes.  The Initial Notes and any such Additional Notes will constitute a single series of debt securities, and in circumstances in which this Indenture provides for the holders of Notes to vote or take any action, the holders of Initial Notes and the holders of any such Additional Notes will vote or take that action as a single class.

Section 2.02                                Form of Notes.

The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A.  The terms and provisions contained in the form of Note attached as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The PORTAL Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”).  The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.05(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture.  Payment of principal of, interest (including Liquidated Damages, if any, and Additional Interest, if any) on and premium, if any, on any Global Note shall be made to the holder of such Note.

Section 2.03                                Date and Denomination of Notes; Payments of Interest.

(a)           The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A.  Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(b)           The Person in whose name any Note is registered on the Note Register at 5:00 p.m., New York City time, on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest (including Liquidated Damages, if any, and Additional Interest, if any) payable on such Interest Payment Date.  Notwithstanding the foregoing, interest (including Liquidated Damages, if any, and Additional Interest, if any) payable upon redemption or repurchase will be payable to the Person to whom the Redemption Price or Fundamental Change Repurchase Price, as the case may be, is payable, unless the Redemption Date or the Fundamental Change Repurchase Date, as the case may be, is after 5:00 p.m., New York City time, on a Record Date and prior to 9:00 a.m., New York City time, on the corresponding Interest Payment Date, in which case the semi-annual payment of interest (including Liquidated Damages, if any, and Additional Interest, if any) becoming due on such Interest Payment Date shall be payable to the holder of such Note registered as such on the applicable Record Date.

Notwithstanding the foregoing, any Note or portion thereof surrendered for conversion during the period after 5:00 p.m., New York City time, on the Record Date and prior to 9:00 a.m., New York City time, on the corresponding Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest (including Liquidated Damages, if any, and Additional Interest, if any) otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if a holder converts its Notes in connection with a redemption and the Company has specified a Redemption Date that is after a Record Date and on or prior to the next Interest Payment Date, (2) if a holder converts its Notes in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date, (3) with respect to Notes surrendered for conversion on the Interest Payment Date, (4) if a holder converts its Notes after the Record Date immediately preceding the Stated Maturity, or (5) to the extent of any overdue interest, if any exists at the time of conversion with respect to such Note.  Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee.

The Company shall pay interest (including Liquidated Damages, if any, and Additional Interest, if any) (i) on any Notes in certificated form (x) by check mailed to the address of the Person entitled thereto as it appears in the Note Register or (y) if a holder of such Notes with an aggregate principal amount in excess of $1,000,000 so requests to the Note Registrar not later than the relevant Record Date, by wire transfer in immediately available funds to such holder’s account in North America, which request shall remain in effect until such holder notifies, in writing, the Note Registrar to the contrary, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest (including Liquidated Damages, if any, and Additional Interest, if any) shall accrue thereon.  The term “Record Date” with respect to any Interest Payment Date shall mean the March 1 or September 1 preceding the applicable March 15 or September 15 Interest Payment Date, respectively.

(c)           Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the holder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment (unless, the Trustee shall consent to an earlier date).  The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at such holder’s address as it appears in the Note Register, not less than ten days prior to such special record date (unless, the Trustee shall consent to an earlier date).  Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03(c).

(2)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(d)           If the Paying Agent holds, in accordance with this Indenture, prior to 11:00 a.m., New York City time, on a Redemption Date, on a Fundamental Change Repurchase Date, or on the Stated

Maturity, money sufficient to pay amounts owed with respect to Notes payable on that date, then (i) immediately after such Redemption Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be:  (x) such Notes shall cease to be outstanding, (y) interest (including Liquidated Damages, if any, and Additional Interest, if any) on such Notes shall cease to accrue, and (z) except as provided in Section 7.05 and Section 9.02, such Notes shall cease to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount thereof, as the case may be, plus accrued and unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) up to but not including such Redemption Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be, and (ii) after 5:00 p.m., New York City time, on the Business Day immediately preceding such Redemption Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be, such Notes shall cease to be convertible pursuant to this Indenture.

Section 2.04           Execution of Notes.

The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of an Officer.  Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A, manually executed by the Trustee (or an authenticating agent appointed by the Trustee), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05           Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a)           The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 4.05 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.  The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.05.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.05.  Whenever any Notes are so surrendered for exchange, the

Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the holder thereof or such holder’s attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

(b)           The following provisions shall apply only to Global Notes:

(i)    Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii)   Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (1) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 days, (2) an Event of Default has occurred and is continuing or (3) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes.  Any Global Note exchanged pursuant to clause (1) or (2) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (3) above may be exchanged in whole or from time to time in part as directed by the Company.  Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(iii)  Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder.  Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note Registrar.  With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(iv)  In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(v)   Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

(vi)  At such time as all interests in a Global Note have been redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(c)           Every Note (and all securities issued in exchange therefor or in substitution thereof)  that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Exhibit B, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legend below and the legend set forth in Exhibit B) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.05(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the expiration of the holding period applicable to sales of Restricted Securities under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing a Restricted Security shall bear a legend in substantially the following form (or as set forth in Exhibit B, in the case of Common Stock issued upon conversion of the Notes), unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR

ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1)           REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

(2)           AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE MACERICH COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

(3)           AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

The foregoing legend shall be removed as to any Note upon the earlier of (i) the Resale Restriction Termination Date and (ii) the transfer of such Note pursuant to clause 2(C) or 2(D) of the foregoing legend. In such case, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, and, in the case of clause (ii) of this paragraph, delivery to the Note Registrar of documentation reasonably satisfactory to the Note Registrar of such transfer, such Note may be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c).  If such Restricted Security surrendered for exchange is represented by a Global Note bearing the legend set forth in this Section 2.05(c), the principal amount of the legended Global Note shall be reduced (subject to, in the case of clause (ii) of this paragraph, delivery to the Note Registrar of documentation reasonably satisfactory to the Note Registrar as described in the immediately preceding sentence) by the appropriate principal amount and the principal amount of a Global Note without the legend set forth in this Section 2.05(c) shall be increased by an equal principal amount.  If a Global Note without the legend set forth in this Section 2.05(c) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.

(d)           The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the holders and all payments to be made to holders under the Notes shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global

Note shall be exercised only through the Depositary subject to the customary procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

(e)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06           Mutilated, Destroyed, Lost or Stolen Notes.

In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.  In case any Note which has matured or is about to mature, or has been called for redemption, or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn), or is to be converted pursuant to this Indenture, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07           Temporary Notes.

Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.05 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08           Cancellation of Notes.

All Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent to whom Notes may be presented for payment (the “Paying Agent”) or conversion agent (the “Conversion Agent”), which, in each case, shall initially be the Trustee, or any Note Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of such canceled Notes in accordance with its customary procedures.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09           CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to holders of the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.10           Noteholders’ Lists and Reports by the Trustee.

(a)           The Company shall furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each March 1 and September 1 in each year beginning with September 1, 2007, and at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note Registrar.

(b)           The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 2.10(a) or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the Notes, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 2.10(a) upon receipt of a new list so furnished.  The rights of holders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the TIA.  Every holder agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the TIA.

(c)           Within 60 days after May 15 of each year commencing with the year 2007, the Trustee shall transmit to holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.  In the event that no events have occurred under the applicable sections of the TIA the Trustee shall be under no duty or obligation to provide such reports.

ARTICLE III
REDEMPTION AND REPURCHASES

Section 3.01           Redemption to Preserve REIT Status.

(a)           The Company may redeem all the Notes then outstanding, in whole but not in part, at any time the Company determines it is necessary to do so in order to preserve the Company’s status as a real estate investment trust under the Code (the date of any such redemption, the “Redemption Date”), for cash at a price equal to 100% of the principal amount of the Notes to be redeemed (the “Redemption Price”), together with accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) thereon, up to but not including the Redemption Date; provided that, in accordance with Section 2.03(b), if the Redemption Date is after 5:00 p.m., New York City time, on a Record Date and prior to 9:00 a.m., New York City time, on the related Interest Payment Date, accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) will be payable to the holders in whose names the Notes are registered at 5:00 p.m., New York City time, on the relevant Record Date.

(b)           Except as set forth in Section 3.01(a), the Notes will not otherwise be redeemable at the Company’s option prior to the Stated Maturity.

Section 3.02           Notice of Redemption.

(a)           In case the Company shall desire to exercise the right to redeem all of the Notes pursuant to Section 3.01, it shall fix the Redemption Date and it (or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed, the Trustee in the name of and at the expense of the Company) shall mail or cause to be mailed a notice of such redemption not fewer than 45 Scheduled Trading Days nor more than 60 Scheduled Trading Days prior to the Redemption Date to each holder of Notes so to be redeemed in whole or in part at its last address as the same appears on the Note Register; provided that if the Company makes such request of the Trustee, it shall, together with such request, also given written notice of the Redemption Date to the Trustee, provided that the text of the notice shall be prepared by the Company.  Such mailing shall be by first class mail.  The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note shall not affect the validity of the proceedings for the redemption of any other Note.  Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion, and publish such notice of redemption on its web site.  The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.

(b)           Such notice of redemption shall specify:  (i) that all of the Notes are being redeemed and the aggregate principal amount thereof, (ii) the CUSIP number or numbers of the Notes, (iii) the Redemption Date (which shall be a Business Day), (iv) the redemption price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes, (iv) that interest accrued and unpaid (including Liquidated Damages, if any, and Additional Interest, if any) up to but not including the Redemption Date will be paid as specified in said notice, and that on and after the Redemption Date interest (including Liquidated Damages, if any, and Additional Interest, if any) will cease to accrue, (vii) that the holder has a right to convert the Notes called for redemption, (viii) the Conversion Rate on the date of such notice and (ix) the time and date on which the right to convert such Notes pursuant to this Indenture will expire.

(c)           Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary thereof or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust as provided in Section 4.05), an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Redemption Price, together with accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) thereon , to but not including the Redemption Date, of all Notes (other than Notes called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted pursuant to Article XI).  The Paying Agent shall as promptly as practicable return to the Company any money not required for making payments on the Redemption Date because of the conversion of Notes pursuant to Article XI.  If such money is then held by the Company in trust and is not required for making payments on the Redemption Date, it shall be discharged from such trust.

Section 3.03           Payment of Notes Called for Redemption by the Company.

If notice of redemption has been given as provided in Section 3.02, the Notes shall, unless converted pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, together with accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) up to but not including the Redemption Date.  On presentation and surrender of the Notes at a place of payment in said notice specified, the Notes shall be paid and redeemed by the Company at the Redemption Price, together with accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) up to but not including the Redemption Date; provided that if the Redemption Date is after 5:00 p.m., New York City time, on a Record Date and prior to 9:00 a.m., New York City time, on the related Interest Payment Date, accrued and unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) will be payable to the holders in whose names the Notes are registered at 5:00 p.m., New

York City time, on the relevant Record Date instead of the holders surrendering such Notes for redemption on the Redemption Date.

Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of redemption during the continuance of a default in payment of interest (including Liquidated Damages, if any, and Additional Interest, if any) on the Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption on the Redemption Date, as provided in this Section 3.03, the principal shall, until paid or duly provided for, bear interest from and including the Redemption Date at a rate equal to the rate borne by the Notes and such Note shall remain convertible pursuant to this Indenture until the Redemption Price and interest (including Liquidated Damages, if any, and Additional Interest, if any) shall have been paid or duly provided for.

Notes that are to be redeemed pursuant to this Article III shall be convertible by the holder thereof until 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date, as provided in Section 11.01(a)(iii).

Section 3.04           Sinking Fund.

There shall be no sinking fund provided for the Notes.

Section 3.05           Repurchase of Notes at Option of the Holder Upon a Fundamental Change.

(a)           If a Fundamental Change occurs, each holder shall have the right, at such holder’s option, to require the Company to repurchase all or a portion of the Notes held by such holder at a price in cash (the “Fundamental Change Repurchase Price”) equal to 100% of the aggregate principal amount of such Notes, together with accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) thereon, up to but not including the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not more than 30 days after the date the Fundamental Change Repurchase Notice (as defined below) is given; provided that if such 30th day is not a Business Day, the Fundamental Change Repurchase Date shall be the next succeeding Business Day; provided, further that, in accordance with Section 2.03(b), if the Fundamental Change Repurchase Date is after 5:00 p.m., New York City time, on a Record Date and prior to 9:00 a.m., New York City time, on the related Interest Payment Date, accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) will be payable to the holders in whose names the Notes are registered at 5:00 p.m., New York City time, on the relevant Record Date instead of the holders surrendering Notes for repurchase on the Fundamental Change Repurchase Date.

(b)           Within 30 days after the occurrence of a Fundamental Change, the Company shall (x) (i) mail a written notice of the Fundamental Change (the “Company Fundamental Change Repurchase Notice”) to each holder at the address of such holder as it appears in the Note Register and to beneficial owners (as required by applicable law) or (ii) cause DTC to send the Company Fundamental Change Repurchase Notice to its participants that own Notes and (y) issue a press release containing such notice and publish such Company Fundamental Change Repurchase Notice on its web site.  The Company shall also deliver a copy of the Company Fundamental Change Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to holders.  The Company Fundamental Change Repurchase Notice shall include the form of a Fundamental Change Repurchase Notice (as defined in Section 3.05(c) below) to be completed by the holder and shall state:

(i)    the event(s) causing such Fundamental Change;

(ii)   the date of such Fundamental Change;

(iii)  the time and date by which the Fundamental Change Repurchase Notice pursuant to this Section 3.05 must be given;

(iv)  the Fundamental Change Repurchase Price;

(v)   the Fundamental Change Repurchase Date;

(vi)  the name and address of the Paying Agent and the Conversion Agent;

(vii) the Conversion Rate and any adjustments thereto;

(viii)        that Notes as to which a Fundamental Change Repurchase Notice has been given may be converted into Common Stock pursuant to this Indenture only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix)   the procedures that the holder of Notes must follow to exercise rights under this Section 3.05; and

(x)    the procedures for withdrawing a Fundamental Change Repurchase Notice, including a form of notice of withdrawal (as specified in Section 3.06).

At the Company’s request, which shall be made at least three Business Days prior to the date by which the Company Fundamental Change Repurchase Notice is to be given to the holders in accordance with this Section 3.05, and at the Company’s expense, the Trustee shall give the Company Fundamental Change Repurchase Notice in the Company’s name; provided that, in all cases, the text of the Company Fundamental Change Repurchase Notice shall be prepared by the Company.

If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the applicable procedures of the Depositary that apply to the repurchase of Global Notes.

(c)           For a Note to be so repurchased at the option of the holder upon a Fundamental Change, the holder must deliver to the Paying Agent prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, (i) a written notice of repurchase (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note duly completed (if the Note is certificated) or stating the following: (A) if certificated, the certificate number of the Note which the holder will deliver to be repurchased or, if such Note is a Global Note, such information as may be required under applicable Depositary procedures, (B) the portion of the principal amount of the Note which the holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 and (C) that such Note shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Note and in this Indenture; and (ii) such Notes duly endorsed for transfer (if the Note if certificated) or book-entry transfer of such Note (if such Note is represented by a Global Note).  The delivery of such Note to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the holder of the Fundamental Change Repurchase Price therefore; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.05 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the Fundamental Change Repurchase Notice.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

The Company shall repurchase from the holder thereof, pursuant to this Section 3.05, a portion of a Note, if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of a portion of a Note.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery by the Company to the Paying Agent of the Fundamental Change Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) thereon, up to but not including the Fundamental Change Repurchase Date, to be received by the holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery or book-entry transfer of the Note to the Paying Agent in accordance with this Section 3.05.

Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.05(c) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.06(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

(d)           If a holder has delivered a Fundamental Change Repurchase Notice with respect to any of such holder’s Notes, such holder may convert its Notes with respect to which the Fundamental Change Repurchase Notice was delivered only if such holder withdraws, in accordance with Section 3.06(b), its Fundamental Change Repurchase Notice with respect to the Notes such holder wishes to convert and converts such Notes before 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.

Section 3.06           Effect of Fundamental Change Repurchase Notice; Withdrawal.

(a)           Upon receipt by the Paying Agent of a Fundamental Change Repurchase Notice, the holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 3.06(b)) thereafter be entitled to receive solely the Fundamental Change Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) thereon, to but not including the Fundamental Change Repurchase Date with respect to such Note.  Such Fundamental Change Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) thereon, to but not including the Fundamental Change Repurchase Date, shall be paid to such holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided that the conditions in Section 3.05 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the holder thereof in the manner required by Section 3.05.  Notes in respect of which a Fundamental Change Repurchase Notice has been given by the holder thereof may not be converted pursuant to Article XI on or after the date of the delivery of such Fundamental Change Repurchase Notice, unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in Section 3.06(b).

(b)           A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date specifying:

(i)    if the Note with respect to which such notice of withdrawal is being submitted is a Note in definitive form, the certificate number of such Note, or if such Note is a Global Note, such information as may be required under applicable Depositary procedures;

(ii)   the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

(iii)  the principal amount, if any, of such Note which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Company.

The Paying Agent will promptly return to the respective holders thereof any Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture.

Section 3.07                   Deposit of Fundamental Change Repurchase Price.

Prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary thereof or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.05) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Repurchase Price, together with accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) thereon, to but not including the Fundamental Change Repurchase Date of all the Notes or portions thereof which are to be repurchased as of the Fundamental Change Repurchase Date.

Section 3.08                   Notes Repurchased in Part.

Any Note in definitive form that is to be repurchased only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Note, without service charge, one or more new Notes in definitive form, of any authorized denomination as requested by such holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note in definitive form so surrendered which is not repurchased.

Section 3.09                   Covenant to Comply With Securities Laws Upon Repurchase of Notes.

When complying with the provisions of Section 3.05 (so long as such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply in all material respects with all federal and state securities laws so as to permit the rights and obligations under Section 3.05 to be exercised in the time and in the manner specified in Section 3.05.

Section 3.10                   Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.07 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, together with accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) thereon, then, unless otherwise agreed in writing with the Company, promptly after the Business Day immediately after the Fundamental Change Repurchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

ARTICLE IV
COVENANTS

Section 4.01                   Payment of Notes.

The Company shall promptly make all payments and deliveries in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture.  Any amounts to be given to the Trustee or Paying Agent, as the case may be, shall be deposited with the Trustee or Paying Agent, as the case may be, by 11:00 a.m., New York City time, on the dates required pursuant to the Notes.  Interest installments (including Liquidated Damages, if any, and Additional Interest, if any), principal amount, Redemption Price, Fundamental Change Repurchase Price and interest, if any, due on overdue amounts shall be considered paid on the applicable date due if at 11:00 a.m., New York City time, on such date, the Trustee or the Paying Agent, as the case may be, holds, in accordance with this Indenture, money sufficient to pay all such amounts then due.

The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Notes, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.  All such interest shall be payable on demand.  The accrual of such interest on overdue amounts shall be in addition to the continued accrual of interest on the Notes.

Section 4.02                   SEC and Other Reports.

The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, provided that such information shall be deemed to be filed with the Trustee to the extent it has been filed on the SEC’s EDGAR System and such information is publicly available.  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements.  In such event, such reports shall be provided to the Trustee at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.  In addition, the Company shall comply with the other provisions of TIA Section 314(a).

Section 4.03                   Compliance Certificate; Notice of Default.

(a)           The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which the signers thereof may have knowledge.

(b)           The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee promptly, and in any event within 15 days, after becoming aware of any Default or Event of Default under this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.  The Trustee shall not be deemed to have knowledge of a Default or Event of Default unless one of its Responsible Officers receives written notice of the Default or Event of Default from the Company or any of the holders.

Section 4.04                   Further Instruments and Acts.

Upon request of the Trustee, the Company and the Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05                   Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, City of New York, an office or agency of the Trustee, Note Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Trustee’s Corporate Trust Office shall initially be such office or agency where Notes may be surrendered for payment, and shall initially be such office or agency for all of the other aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office or agency of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.  The Company may also from time to time designate co-registrars and one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain at least one Paying Agent having an office or agency in the Borough of Manhattan, City of New York.

The Company hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 4.06                   Provisions as to Paying Agent.

(a)           If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.06:

(1)           that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

(2)           that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) on the Notes when the same shall be due and payable; and

(3)           that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b)           If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, and interest (including Liquidated Damages, if any, and Additional Interest, if any) so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) on the Notes when the same shall become due and payable.

(c)           Anything in this Section 4.06 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.06, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)           Anything in this Section 4.06 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.06 is subject to Sections 9.02 and 9.03.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.07                   Appointments to Fill Vacancies in Trustee’s Office.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.08                   Existence.

Subject to Article V and Section 12.03, respectively, each of the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company and the Guarantor shall not be required to preserve any such right if the Company or the Guarantor, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Guarantor, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the holders.

Section 4.09                   Taxes on Notes.

Subject to Sections 2.05(a) and 11.10, the Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Notes or with respect to this Indenture.

Section 4.10                   Rule 144A Information Requirement.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder or any beneficial owner of Notes or holder or beneficial owner of Common Stock delivered upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such holder or any beneficial owner of Notes or holder or beneficial owner of Common Stock delivered upon conversion thereof or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such holder with Rule 144A under the Securities Act in connection with the resale of any such security.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provisions.  Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 4.11                   Stay, Extension and Usury Laws.

Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal, premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and each of the Company and the Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.12                   Liquidated Damages.

If at any time Liquidated Damages become payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such Liquidated Damages are payable pursuant to the terms of the Registration Rights Agreement.  Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable.

ARTICLE V
SUCCESSOR CORPORATION

Section 5.01                   When the Company May Consolidate, Merge or Transfer Assets.

The Company shall not consolidate with or merge with or into any other Person or sell, lease exchange or otherwise transfer (in one transaction or a series of related transactions) all or substantially all of its properties and assets to any other Person, unless:

(a)           (i) the Company shall be the resulting or surviving corporation or (ii) the Person (if other than the Company) formed by such consolidation or with or into which the Company is merged or the Person which acquires by sale, lease, exchange or other transfer all or substantially all of the properties and assets of the Company (A) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (B) shall expressly assume, by means of a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

(b)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, exchange or other transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by sale, lease, assignment, exchange or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.  The successor Person formed by such consolidation or with or into which the Company is merged or the successor Person to which such sale, lease, exchange or other transfer is made shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease of all or substantially all of the Company’s properties and assets and except for obligations the Company may have under a supplemental indenture pursuant to Section 10.06, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.  Subject to Section 10.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company, as applicable.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.01                   Events Of Default.

An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be caused voluntarily or involuntarily or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           the failure to pay interest (including Liquidated Damages, if any, and Additional Interest, if any) on any Notes when the same becomes due and payable and the continuation of such default for a period of 30 days;

(b)           the failure to pay the principal of any Note, when such principal becomes due and payable, at Stated Maturity, upon acceleration, upon redemption or otherwise (including the failure to pay the Settlement Amount upon conversion or make a payment to repurchase Notes tendered pursuant to a Fundamental Change Repurchase Notice);

(c)           the failure to provide a Company Fundamental Change Repurchase Notice in accordance with the terms of Section 3.05(b), and such failure continues for a period of two days;

(d)           a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 90 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the beneficial holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(e)           a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries, whether such Indebtedness now exists or is created after the issuance of the Notes, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace periods provided in such Indebtedness on the date of such default (unless, prior to our receipt of an Acceleration Notice (as defined below) with respect to the Notes, such principal, premium, if any, or interest on such Indebtedness is paid or payment thereof is waived or cured) (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity (unless, prior to our receipt of an Acceleration Notice with respect to the Notes, the acceleration of such Indebtedness is waived, cured, rescinded or annulled) and, in either such case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates at least the applicable Credit Agreement Dollar Threshold; provided that at such time, if any, as the Credit Agreement Cross-Default Provisions are no longer in effect, then this clause (e) shall cease to be of further force and effect until such time as such Credit Agreement Cross-Default Provisions or any similar provisions in any Credit Agreement are in effect, in which case this clause (e) shall be reinstated;

(f)            one or more judgments in an uninsured aggregate amount in excess of $10,000,000 shall have been rendered against the Company or any of its Subsidiaries and remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(g)           the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

(i)    commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Company or a Significant Subsidiary of the Company or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or a Significant Subsidiary of the Company or any substantial part of the property of the Company or a Significant Subsidiary of the Company;

(ii)   consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or a Significant Subsidiary of the Company;

(iii)  consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv)  makes a general assignment for the benefit of its creditors; or

(v)   shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally;

(h)           an involuntary case or other proceeding shall be commenced against the Company or a Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or a Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or a Significant Subsidiary of the Company or any substantial part of the property of the Company or a Significant Subsidiary of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

(i)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(I)            is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

(II)           appoints a trustee, receiver, liquidator, custodian or other similar official of the Company or any Significant Subsidiary of the Company or any substantial part of its properties; or

(III)         orders the liquidation of the Company or any Significant Subsidiary of Company;

and, in each case in this clause (i), the order or decree remains unstayed and in effect for 60 consecutive days; or

(j)            except as permitted by this Indenture, the Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Guarantor, or any Person acting on its behalf, shall deny or disaffirm the Guarantor’s obligation under the Guarantee.

Section 6.02                   Acceleration.

(a)           Subject to Section 6.02(c), if an Event of Default (other than an Event of Default specified in clause (g), (h) or (i) of Section 6.01) shall occur and be continuing, the Trustee may, and at the written request of the holders of at least 25% in aggregate principal amount of outstanding Notes shall, by notice in writing to the Company (the “Acceleration Notice”), declare the principal of and accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) on all the Notes to be immediately due and payable.  Such notice shall specify the respective Event of Default and that it is an “Acceleration Notice.”  Upon the giving of an Acceleration Notice, all Obligations on all the Notes shall become immediately due and payable.

If an Event of Default specified in clause (g), (h) or (i) of Section 6.01 occurs and is continuing, then all unpaid Obligations on all of the outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

(b)           At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a), the holders of a majority in aggregate principal amount of the outstanding Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest (including Liquidated Damages, if any, and Additional Interest, if any) that has become due solely because of such acceleration, (iii) if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.  No such rescission shall affect any subsequent Default or Event of Default or impair any rights arising therefrom.

(c)           Notwithstanding the foregoing, the sole remedy for an Event of Default relating to the failure to comply with Section 4.02 or the requirements of Section 314(a)(1) of the TIA, will, for the 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at an annual rate equal to 0.25% of the principal amount of the Notes to, and including, the 90th day following the occurrence of such Event of Default and at an annual rate equal to 0.50% of the aggregate principal amount of the Notes from and after the 91st day  following the occurrence of such Event of Default.  In no event will Additional Interest accrue at a rate exceeding 0.50% per annum.  Any such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes.  Additional Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with Section 4.02 or Section 314(a)(1) of the TIA first occurs to, but not including, the 365th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived).  On such 365th day (or earlier, if such Event of Default is cured or waived prior to such 365th day), such Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided above if the Event of Default is continuing.  The provisions of this Section 6.02(c) shall not affect the rights of holders of Notes in the event of the occurrence of any other Event of Default.

(d)           In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and cancellation or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 6.03                   Payments of Notes on Default; Suit Therefor.

The Company covenants that in the case of an Event of Default pursuant to Section 6.01(a) or 6.01(b), upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal and premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any), as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) at the rate borne by the Notes, from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 7.06.  Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest (including Liquidated Damages, if any, and Additional Interest, if any) on the Notes to the registered holders, whether or not the Notes are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, accrued and unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 6.04                   Application of Monies Collected by Trustee.

Any monies collected by the Trustee pursuant to this Section 6.04, shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.06;

SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any (including Liquidated Damages, if any, and Additional Interest, if any), on the Notes in default in the order of the maturity of the installments of such interest (including Liquidated Damages, if any, and Additional Interest, if any), with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 6.03 upon the overdue installments of interest (including Liquidated Damages, if any, and Additional Interest, if any) at the then applicable interest rate, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest (including Liquidated Damages, if any, and Additional Interest, if any), with interest on the overdue principal and premium, if any, and (to the extent that such interest (including Liquidated Damages, if any, and Additional Interest, if any) has been collected by the Trustee) upon overdue installments of accrued and unpaid interest, as provided in Section 6.03, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest (including Liquidated Damages, if any, and Additional Interest, if any) without preference or priority of principal and premium, if any, over interest (including Liquidated Damages, if any, and Additional Interest, if any), or of interest (including Liquidated Damages, if any, and Additional Interest, if any) over principal and premium, if any, or of any installment of interest (including Liquidated Damages, if any, and Additional Interest, if any) over any other installment of interest (including Liquidated Damages, if any, and Additional Interest, if any), or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any); and

FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 6.05                   Proceedings by Holder.

(a)           No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal, premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) on the Notes, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.08; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein).  For the protection and enforcement of this Section 6.05, each and every holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

(b)           Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of (including the Redemption Price or Fundamental Change Repurchase Price upon redemption or repurchase pursuant to Article III) and premium, if any, and accrued interest (including Liquidated Damages, if any, and Additional Interest, if any) on such Note, on or after the respective due dates expressed in such Note or in the event of redemption or repurchase, or to convert the Notes in accordance with Article XI, or to institute suit for the enforcement of any such payment on or after such respective dates or the enforcement of the right to convert against the Company shall not be impaired or affected without the consent of such holder.

(c)           Anything contained in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 6.06                   Proceedings by Trustee.

In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.07                   Remedies Cumulative and Continuing.

All powers and remedies given by this Article VI to the Trustee or to the holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.05, every power and remedy given by this Article VI or by law to the Trustee or to the holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the holders.

Section 6.08                   Direction of Proceedings and Waiver of Defaults by Majority of Holders.

The holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some holders to the detriment of other holders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability.

The holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all of the Notes, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of, premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) on the Notes, (ii) a failure by the Company to convert any Notes as required by this Indenture, (iii) a default in the payment of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date pursuant to Article III or (iv) a default in respect of a covenant or provisions hereof which under Article X cannot be modified or amended without the consent of the holders of all Notes then outstanding or each Note affected thereby.  Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.08, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any rights arising therefrom.

Section 6.09                Notice of Defaults.

The Trustee shall, within 90 days after a Responsible Officer of the Trustee has knowledge of the occurrence of a Default, mail to all holders, as the names and addresses of such holders appear upon the Note Register, notice of all defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that except in the case of Default in the payment of the principal of, or premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the holders.

Section 6.10                Undertaking to Pay Costs.

All parties to this Indenture agree, and each holder of any Note by such holder’s acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder, or group of holders, holding in the aggregate more than ten percent in principal amount of the outstanding Notes determined in accordance with Section 8.04, or to any suit instituted by any holder for the enforcement of the payment of the principal of, or premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article XI.

ARTICLE VII
THE TRUSTEE

Section 7.01                Duties and Responsibilities of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)           prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the TIA against the Trustee; and

(ii)   in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the outstanding Notes determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)           whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)           the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (other than the Trustee) or any records maintained by any co-registrar (other than the Trustee) with respect to the Notes;

(f)            if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee has otherwise received written notice thereof; and

(g)           the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have been notified in writing of such Event of Default by the Company or a holder of Notes.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02                Reliance on Documents, Opinions, etc.

Except as otherwise provided in Section 7.01:

(a)           the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)           the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;

(d)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders pursuant to the provisions of this Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(f)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g)           the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i)            the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(j)            any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 7.03                No Responsibility for Recitals, etc.

The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04                Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes.

The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05                Monies to be Held in Trust.

Subject to the provisions of Section 9.02, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  Except as otherwise provided herein, the Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 7.06                Compensation and Expenses of Trustee.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct, recklessness or bad faith.  The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or reasonable expense including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in the premises.  The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes.  The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(g), (h) or (i)  occurs, the expenses and the compensation for the services are intended to constitute reasonable expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07                Officers’ Certificate as Evidence.

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith, recklessness or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 7.08                Conflicting Interests of Trustee.

If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

Section 7.09                Eligibility of Trustee.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000).  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10                Resignation or Removal of Trustee.

(a)           The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment 60 days after the mailing of such notice of resignation to the holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.10, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)           In case at any time any of the following shall occur:

(i)    the Trustee shall fail to comply with Section 7.08 after written request therefor by the Company or by any holder who has been a bona fide holder of a Note or Notes for at least six months; or

(ii)   the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any such holder; or

(iii)  the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.10, any holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment 60 days after either the Company or the holders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)           The holders of a majority in aggregate principal amount of the outstanding Notes may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any holder, or if such Trustee so removed or any holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 7.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)           Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(e)           Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.11                Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register.  If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.12                Succession by Merger.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.13                Preferential Collection of Claims.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of the claims against the Company (or any such other obligor).

ARTICLE VIII
THE NOTEHOLDERS

Section 8.01                Action by Noteholders.

Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by holders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of holders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of holders.  Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation a date as the record date for determining holders entitled to take such action.  The record date shall be not more than 15 days prior to the date of commencement of solicitation of such action.

Section 8.02                Proof of Execution by Holders.

Subject to the provisions of Sections 7.01 and 7.02, proof of the execution of any instrument by a holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

Section 8.03                Absolute Owners.

The Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest (including Liquidated Damages, if any, and Additional Interest, if any) on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary.  All such payments so made to any holder for the time being, or upon such holder’s order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 8.04                Company-Owned Notes Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05                Revocation of Consents; Future Holders Bound.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE IX
SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01                Discharge of Indenture.

When (a) the Company shall deliver to the Trustee for cancellation all outstanding Notes (other than any Notes that have been replaced pursuant to Section 2.06), or (b) all outstanding Notes shall have become due and payable (whether at Stated Maturity, on any Redemption Date, on any Fundamental Change Repurchase Date, upon conversion or otherwise), and the Company shall deposit with the Trustee, in trust, cash and shares of Common Stock (as applicable under the terms of this Indenture) sufficient to pay all of the outstanding Notes (other than any Notes that have been replaced pursuant to Section 2.06), including principal and premium, if any, and interest (including Liquidated Damages, if any, and Additional Interest, if any) due or to become due at such Stated Maturity, on such Redemption Date, on such Fundamental Change Repurchase Date, upon such conversion or otherwise, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of holders to receive payments of principal of and premium, if any, and interest (including Liquidated Damages, if any, and, Additional Interest, if any, and on the Notes and the other rights, duties and obligations of holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 13.04 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.  The Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 9.02                Deposited Monies to be Held in Trust by Trustee.

Subject to Section 9.04, all monies deposited with the Trustee pursuant to Section 7.05, shall be held in trust for the sole benefit of the holders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest (including Liquidated Damages, if any and Additional Interest, if any).  All moneys deposited with the Trustee pursuant to Section 7.05 (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon request.  The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.

Section 9.03                Paying Agent to Repay Monies Held.

Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 9.04                Return of Unclaimed Monies.

Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 9.05                Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided that if the Company makes any payment of principal of or premium, if any, or interest (including Liquidated Damages, if any, and Additional Interest, if any) on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE X
AMENDMENTS

Section 10.01              Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any holder of the Notes:

(a)           to cure any ambiguity, omission, defect or inconsistency in this Indenture;

(b)           to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article V;

(c)           to make any other change that does not adversely affect the rights of any holder of the Notes in any material respect; provided that any change to conform this Indenture to the Offering Memorandum shall be deemed not to adversely affect the rights of any holder of the Notes;

(d)           to comply with the provisions of the TIA (other than the qualification requirements);

(e)           to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee with respect to the Notes;

(f)            to make provisions with respect to the conversion right of the holders of the Notes pursuant to the requirements of this Indenture; or

(g)           to add additional guarantors of the Notes.

Section 10.02              With Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to any holder but with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that without the consent of each holder affected an amendment, supplement or waiver, including a waiver pursuant to Section 6.08, may not:

(a)           change the Stated Maturity of, or any payment date of any installment of interest (including Liquidated Damages or Additional Interest) on, any Note;

(b)           reduce the principal amount or Redemption Price of, or the rate of interest (including Liquidated Damages or Additional Interest) on, any Note, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest (including Liquidated Damages or Additional Interest) or the rate of accrual thereof on any Note;

(c)           change the currency for payment of principal of, or interest (including Liquidated Damages or Additional Interest) on, any Note;

(d)           impair the right to institute suit for the enforcement of any payment of any amount with respect to any Note when due;

(e)           adversely affect the conversion rights provided in Article XI, including reducing the total consideration receivable upon such conversion;

(f)            modify in any material respect the provisions (including the definitions used therein) of this Indenture requiring the Company to make an offer to repurchase Notes upon a Fundamental Change pursuant to Section 3.05;

(g)           reduce the percentage of principal amount of the outstanding Notes necessary to modify or amend this Indenture or to consent to any waiver provided for in this Indenture;

(h)           modify the ranking or priority of the Notes or the Guarantee in a manner adverse to the holders of the notes in any material respect;

(i)            waive a default in the payment of any amount or shares of Common Stock due in connection with any Note;

(j)            make any changes to Section 6.05(b), Section 6.08 or this Section 10.02; or

(k)           eliminate the Guarantee, except on the terms set forth in this Indenture.

It shall not be necessary for the consent of the holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 10.02 becomes effective, the Company shall mail to each holder a notice briefly describing the amendment.  Failure to mail the notice or a defect in the notice shall not affect the validity of the amendment.

Section 10.03              Compliance With Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article X shall comply with the TIA; provided, however, that this provision shall not require any such supplemental Indenture or this Indenture to be qualified under the TIA.

Section 10.04              Revocation and Effect of Consents.

Until an amendment, waiver or other action by holders becomes effective, a consent thereto by a holder of a Note hereunder is a continuing consent by such holder and every subsequent holder of such Note or portion of such Note that evidences the same obligation as the consenting holder’s Note, even if notation of the consent, waiver or action is not made on such Note.  However, unless otherwise agreed by such holder or a predecessor holder, any such holder or subsequent holder may revoke the consent, waiver or action as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective.  After an amendment, waiver or action becomes effective, it shall bind every holder.

Section 10.05              Notation on or Exchange of Securities.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, and such new Notes may be authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 10.06              Trustee to Sign Supplemental Indentures.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by the Company’s Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.  In signing any supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 10.07              Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE XI
CONVERSION OF THE SECURITIES

Section 11.01              Right to Convert.

(a)           Subject to and upon compliance with the provisions of this Indenture, prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Stated Maturity, the holder of any Note not previously redeemed or repurchased shall have the right, at such holder’s option, to convert the principal amount of the Note, or any portion of such principal amount which is a multiple of $1,000, into cash and/or Common Stock as provided in Section 11.12 at the Conversion Rate in effect at such time (the “Conversion Obligation”), by surrender of the Note so to be converted in whole or in part, together with any required funds, under the circumstances and in the manner described in this Article XI; provided, however, that at any time prior to 5:00 p.m., New York City time, on the Business Day prior to December 15, 2011, holders may convert their Notes only if any of the conditions described below is satisfied:

(i)    Conversion Upon Satisfaction of Closing Sale Price Condition.  During any calendar quarter (and only during such calendar quarter) (each, a “Quarter”) commencing after the date of this Indenture, if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter immediately preceding such Quarter is more than 125% of the Conversion Price (appropriately adjusted to take into account the occurrence, during such 30 consecutive Trading Day period, of any event requiring adjustment of the Conversion Rate under this Indenture) on such 30th Trading Day;

(ii)   Conversion Upon Satisfaction of Trading Price Condition:  During the five consecutive Business Day period after any five consecutive Trading Day period in which the

Trading Price per $1,000 principal amount of Notes, as determined following a request by a holder of Notes in accordance with the procedures described below in Section 11.01(d), for each Trading Day of such five Trading Day period was less than 95% of the product of the average of the Closing Sale Price of the Common Stock for such five Trading Day period and the then current Conversion Rate;

(iii)  Conversion Upon Notice of Redemption:  Such Note has been called for redemption by the Company pursuant to Section 3.01 and the redemption has not yet occurred, so long as the holder surrenders such Note for conversion prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Redemption Date, even if the Note is not otherwise convertible at such time;

(iv)  Conversion Upon Specified Distributions:  The Company elects to:

(A)              distribute to all holders of Common Stock rights or warrants entitling them to subscribe for or purchase, for a period expiring not more than 45 days after the date of distribution, shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price) per share less than the Current Market Price of the Common Stock, provided that no holder shall have the right to convert any Note pursuant to this Section 11.01(a)(iv)(A) as a result of the rights of holders of the Common Stock to participate in any dividend reinvestment plan made available all holders of the Common Stock; or

(B)               distribute to all holders of Common Stock cash, other assets, debt securities or rights or warrants to purchase or subscribe for Capital Stock or other securities of the Company, which distribution has a Fair Market Value per share of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive evidence of such Fair Market Value) exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution;

provided that the holder shall have no right to convert any Note pursuant to this Section 11.01(a)(iv) if the holder of a Note otherwise participates in the distribution described in this Section 11.01(a)(iv) on an as-converted basis (assuming conversion solely into shares of Common Stock at the then applicable Conversion Price) without conversion of such holder’s Notes; or

(v)   Conversion Upon a Fundamental Change.  If the Company is party to a Fundamental Change, from and after the date that is 15 days prior to the anticipated effective date of such Fundamental Change until and including the date that is 15 days after the actual Effective Date (or, if such Fundamental Change also results in holders having the right to require us to repurchase their notes, until the Business Day immediately preceding the Fundamental Change Repurchase Date).

Whenever the Notes shall become convertible pursuant to this Section 11.01, the Company, or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 13.02 and, in the cases of clauses (iv) and (v) of this Section 11.01(a), in the manner provided in Sections 11.01(b) and (c), respectively, and the Company shall also publicly announce such information and publish it on the Company’s web site.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

(b)           In the case of the foregoing clause (iv) of Section 11.01(a), the Company shall cause a notice of such distribution to be filed with the Trustee and the Conversion Agent and to be mailed to each holder of Notes no later than 45 days prior to the Ex-Dividend Date for such distribution.  Once the Company has given such notice, holders may surrender their Notes for conversion at any time thereafter until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date or the Company’s announcement that such distribution will not take place.

(c)           In the case of the foregoing clause (v) of Section 11.01(a), the Company shall give notice to all holders of the Notes and to the Conversion Agent, at least 15 Trading Days prior to the anticipated effective date of such Fundamental Change, of such anticipated effective date.  The Company shall also give notice, within four Trading Days after the Effective Date of such Fundamental Change, to all holders of the Notes and to the Conversion Agent that such Fundamental Change has become effective.  Holders surrendering Notes for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of such Fundamental Change until and including the date that is 15 days after the actual Effective Date (or, if such Fundamental Change also results in holders having a right to require the Company to repurchase their Notes in accordance with Section 3.05, until the Business Day immediately preceding the Fundamental Change Repurchase Date) shall be entitled to receive the Additional Shares in accordance with Section 11.07.

(d)           For each Quarter of the Company commencing after the date of this Indenture and ending on the Quarter immediately prior to December 15, 2011, the Conversion Agent, on behalf of the Company, shall determine, on the first Business Day immediately after the last Trading Day of the prior Quarter, whether the Notes are convertible pursuant to clause (i) of Section 11.01(a), and, if so, shall notify the Trustee and the Company in writing.

(e)           The Trustee shall have no obligation to determine the Trading Price of the Notes and whether the Notes are convertible pursuant to clause (ii) of Section 11.01(a) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a holder of Notes requests that the Company do so.  If a holder provides such request, the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day for ten consecutive Trading Days to determine whether the Trading Prices for the Notes for each Trading Day in any five consecutive Trading Day period within such ten Trading Day period is less than 95% of the product of the average of the Closing Sale Price of the Common Stock for such five Trading Day Period and the then current Conversion Rate, and to notify the Company accordingly.

(f)            A holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.  Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(g)           If a Note is called for redemption pursuant to Section 3.01, in order to convert such Note, the holder must follow the procedures for conversion set forth in Section 11.02 at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Redemption Date (unless the Company shall default in paying the Redemption Price when due, in which case the conversion right shall terminate on the date such default is cured and such Note is redeemed).

(h)           A Note in respect of which a holder has delivered a Fundamental Change Repurchase Notice pursuant to Section 3.05 exercising the option of such holder to require the Company to repurchase such Note may be converted only if such Fundamental Change Repurchase Notice is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to 5:00 p.m., New York

City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with Section 3.06(b).

(i)            A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted its Notes into Common Stock.

Section 11.02              Exercise of Conversion Right; No Adjustment for Interest or Dividends.

To exercise the conversion right with respect to any Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose in the City of New York or, at the option of such holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by this Section 11.02.  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 11.10.

To exercise the conversion right with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent; and pay the funds, if any, required by this Section 11.02 and any transfer taxes if required by Section 11.10.

If the Company will issue shares of Common Stock upon settlement of its conversion obligations in accordance with Section 11.12, after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the holder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), and in accordance with the time periods set forth in this Article XI, the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.05:

(i)    a certificate or certificates for the number of full shares of Common Stock (if any) issuable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of Sections 11.07 (if applicable) and 11.12 (or in the case of Notes submitted for conversion in connection with a Fundamental Change on or after the record date for receiving distributions in connection with the Fundamental Change, or if earlier, the Effective Date, the Settlement Amount pursuant to Section 11.12 shall be determined based on the kind and amount of cash, securities and other assets or property that a holder of Notes would have owned or been entitled to receive in such transaction in accordance with Sections 11.06 and 11.07; and provided further that if the determination date is the record date, the holder shall receive the Settlement Amount on the Effective Date), and

(ii)   a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 11.03.

The certificate or certificates for the number of full shares of Common Stock into which the Notes are converted (and cash in lieu of fractional shares) will be delivered to a converting holder after satisfaction of the requirements for conversion set forth above, in accordance with this Section 11.02 and Sections11.03, 11.07 and 11.12.

Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 11.02 have been satisfied as to such Note (or portion thereof) (the “Conversion Date”).  The Person in whose name any shares of Common Stock shall be issuable upon such conversion, if any, shall become on the date such shares are issued to such Person (whether physically or in book-entry form) in accordance with the provisions of this Article XI, the holder of record of such shares.

No payment or other adjustment shall be made for interest (including Liquidated Damages, if any, and Additional Interest, if any) accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article XI.  Notwithstanding the foregoing, in the case of Notes submitted for conversion in connection with a Fundamental Change, such Notes shall continue to represent the right to receive the Additional Shares, if any, payable pursuant to Section 11.07, until such Additional Shares are so paid.

Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

Upon the conversion of a Note, the accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) attributable to the period from the issue date of the Note to the Conversion Date, with respect to the converted Note, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of cash and/or shares of Common Stock, as applicable, pursuant to Section 11.12 (together with the cash payment, if any in lieu of fractional shares), in exchange for the Note being converted pursuant to the provisions hereof; and the cash, if any, and Fair Market Value of the shares of Common Stock, if any (together with any such cash payment in lieu of fractional shares), shall be treated as delivered, to the extent thereof, first in exchange for and in satisfaction of our obligation to pay the principal amount of the converted Note, the accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) through the Conversion Date from the issue date, and the balance, if any, of the cash, if any, and the Fair Market Value of the shares of Common Stock, if any (and any such cash payment), shall be treated as issued in exchange for and in satisfaction of the right to convert the Note being converted pursuant to the provisions hereof.

Notwithstanding the foregoing, if Notes are converted after 5:00 p.m., New York City time, on a Record Date, and prior to 9:00 a.m., New York City time, on the corresponding Interest Payment Date, holders of such Notes at 5:00 p.m., New York City time, on the Record Date will receive the interest (including Liquidated Damages, if any, and Additional Interest, if any) payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on a Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date, must be accompanied by payment, in immediately available funds or other funds acceptable to  the Company, of an amount equal to the amount of interest (including Liquidated Damages, if any and Additional Interest, if any) payable on the principal amount of the Notes so converted; provided that no such payment need be made (1) if a holder converts its Notes in connection with a redemption and the Company has specified a Redemption Date that is after a Record Date and on or prior to the corresponding Interest Payment Date, (2) if a holder converts its Notes in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date, (3) with respect to Notes surrendered for conversion on the Interest Payment Date, (4) if a holder converts its Notes after the Record Date immediately preceding the Stated Maturity, or (5) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.04, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to the holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

Section 11.03              Cash Payments in Lieu of Fractional Shares.

(a)           The Company shall not issue any fractional share of Common Stock upon conversion of a Note.

(b)           The Company shall pay cash for fractional shares of Common Stock (calculated on an aggregate basis for the Notes surrendered by a holder for conversion) based on the daily VWAP of the Common Stock on the final Trading Day of the applicable Cash Settlement Averaging Period.

Section 11.04              Conversion Rate.

The initial Conversion Rate for the Notes (the “Conversion Rate”) is 8.9702 shares of Common Stock per each $1,000 principal amount of the Notes, subject to adjustment as provided in Sections 11.05 and 11.07, and subject to the right of the Company to settle all or a portion of its conversion obligations in cash in accordance with Section 11.12.

Section 11.05              Adjustments to Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows (and as provided in Section 11.07):

(a)           If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at 9:00 a.m., New York City time, on the day immediately following the record date by a fraction,

(i)    the numerator of which shall be the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on such record date and the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii)   the denominator of which shall be the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on such record date.

Such increase shall become effective immediately after 9:00 a.m., New York City time, on the day immediately following such record date.  If any dividend or distribution of the type described in this Section 11.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)           If the Company shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase, for a period expiring not more than 45 days after the date of distribution, shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price) per share less than the Current Market Price on the record date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction,

(i)    the numerator of which shall be the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on such record date plus the total number of shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible); and

(ii)   the denominator of which shall be the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after 9:00 a.m., New York City time, on the day immediately following such record date.  To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.  If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such record date had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price) per share less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the Fair Market Value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive.  Notwithstanding the foregoing, no adjustment shall be made to the Conversion Rate pursuant to this Section 11.05(b) for the rights of holders of Common Stock to participate in any dividend reinvestment plan made available to all holders of Common Stock.

(c)           If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at 9:00 a.m., New York City time, on the day immediately following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in the event outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at 9:00 a.m., New York City time, on the day immediately following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after 9:00 a.m., New York City time, on the day immediately following the day upon which such subdivision or combination becomes effective.

(d)           If the Company shall, by dividend or otherwise, distribute to all holders of Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 11.05(a) applies) or evidences of its indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in Section 11.05(b), (ii) any dividend or distribution paid exclusively in cash or (iii) any dividends and distributions in connection with a reclassification, consolidation, merger, combination or sale or conveyance to which Section 11.06 applies) (any of the foregoing hereinafter referred to in this Section 11.05(d) as the “Distributed Property”), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction,

(i)    the numerator of which shall be the Current Market Price on such record date; and

(ii)   the denominator of which shall be the Current Market Price on such record date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on such record date of the portion of the Distributed Property applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on such record date).

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the day immediately following such record date; provided that if the then Fair Market Value (as so determined by the Board of Directors) of the portion of the Distributed Property applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Notes shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted its Notes on the record date (assuming conversion solely into shares of Common Stock).  To the extent that any of the Distributed Property is not distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made been made on the basis of only the Distributed Property actually distributed.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 11.05(d)  by reference to the trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable record date.

Subject to the provisions of Section 11.08, rights or warrants (including rights under any Rights Plan) distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.05(d) (and no adjustment to the Conversion Rate under this Section 11.05(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11.05(d).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.05(d) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of

Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

For purposes of this Section 11.05(d), Section 11.05(a) and Section 11.05(b), any dividend or distribution to which this Section 11.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 11.05(d) with respect to such dividend or distribution shall then be made), immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 11.05(a) and 11.05(b) with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at 5:00 p.m., New York City time, on such record date” within the meaning of Sections 11.05(a) and 11.05(b).

(e)           If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (i) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) any quarterly cash dividend on its Common Stock to the extent that the aggregate amount of cash distributions per share of Common Stock in any quarter does not exceed $0.71 (the “Dividend Threshold Amount”) and (iii) any dividends and distributions in connection with a reclassification, consolidation, merger, combination or sale or conveyance to which Section 11.06 applies), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on such record date by a fraction,

(i)    the numerator of which shall be the Current Market Price on such record date less the Dividend Threshold Amount (as such Dividend Threshold Amount may be adjusted pursuant to this Section 11.05(e)); and

(ii)   the denominator of which shall be the Current Market Price on such record date less the amount of cash so distributed applicable to one share of Common Stock.

Such adjustment shall be effective immediately prior to 9:00 a.m., New York City time, on the day immediately following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Notes shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted Notes on the record date (assuming conversion solely into shares of Common Stock).  To the extent that not all of such dividend or distribution is made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made been made on the basis of only the dividend or distribution actually made.  If none of such dividend or distribution is so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment is required to be made as set forth in this Section 11.05(e) as a result of a distribution that is not a quarterly dividend, the Dividend Threshold Amount shall be deemed to be zero for purposes of calculating the adjustment to the Conversion Rate under this Section 11.05(e).  The Dividend Threshold Amount shall be adjusted inversely proportional to the adjustments to the Conversion Rate made pursuant to Sections 11.05(a), (b), (c), (d), (f) and (g).

(f)            If a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall require the payment (other than payments made under an “odd-lot”

stock sale program) to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i)    the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time; and

(ii)   the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the day immediately following the Expiration Time.  In the event that the Company or any such Subsidiary, as the case may be, is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company or any such Subsidiary, as the case may be, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(g)           If the Company pays a dividend or makes a distribution to all or substantially all holders of Common Stock consisting of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, unless the Company distributes such Capital Stock or equity interests to holders of the Notes in such distribution on the same basis as they would have received had such holders converted their Notes into shares of Common Stock immediately prior to such distributions, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction,

(i)    the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the ten Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or quoted (the “Ex-Dividend Date”) plus (B) the Fair Market Value of the securities distributed in respect of each share of Common Stock, which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those distributed securities for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

(ii)   the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the day immediately following the 15th Trading Day after the Ex-Dividend Date.

(h)           To the fullest extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days and the increase is irrevocable during the period and the Board of Directors determines in good faith that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to each holder of the Notes at the address of such holder as it appears in the stock register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)            No adjustment need be made, except as set forth in this Section 11.05, for any issuance of Common Stock or securities convertible, exercisable or exchangeable into Common Stock.  Interest will not accrue on any cash into which the Notes may be convertible.

(j)            No adjustment in the Conversion Rate need be made:  (a) upon the issuance of Common Stock under any present or future employee benefits plan or program of the Company or in connection with an acquisition made by the Company; (b) upon the issuance of Common Stock pursuant to (i) the exercise of any options, warrants or rights to purchase such Common Stock, (ii) the exchange of any exchangeable securities for such Common Stock or (iii) the conversion of any convertible securities into such Common Stock (except as expressly set forth herein); or (c) for a change in the par value or a change to no par value of the Common Stock.

(k)           If, as a result of an adjustment made pursuant to Section 11.05(a) through (g) above, the holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article XI.

(l)            Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Conversion Agent shall have received such Officers’ Certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of Notes at its last address appearing in the Note Register within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)          For purposes of this Section 11.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 11.05, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(n)           For purposes of this Section 11.05, “record date” means  with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

Section 11.06                          Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

(a)           If any of the following events occur (including as a result of a Fundamental Change), namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 11.05(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then each Note outstanding immediately prior to such transaction shall be, and the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that each such Note shall be, convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash), and in the same proportion, receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Note (assuming conversion solely into shares of Common Stock and assuming, for such purposes, a sufficient number of authorized shares of Common Stock would have been available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, subject to the Company’s (or the successor’s) right to deliver cash, shares of Common Stock or a combination of cash or Common Stock, as described under Section 11.12.  In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such reclassification, change, consolidation, merger, combination, sale or conveyance, the Company shall make adequate provision whereby the holders of the Notes shall have the opportunity, on a timely basis, to determine the form of consideration into which all of the Notes, treated as a single class, shall be convertible.  Such determination shall be based on the blended, weighted average of elections made by holders of the Notes who participate in such determination and shall be subject to any limitations to which all of the holders of the Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable.

Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article XI and Article III and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Notes.

(b)           Any issuer of securities included in the consideration referred to in Section 11.06(a) shall execute an amendment to the Registration Rights Agreement (to the extent any Registrable Securities (as defined therein) remain outstanding) to make the provisions thereof applicable to such securities.

(c)           The Company shall cause notice of the application of this Section 11.06 and the execution of any supplemental indenture required by this Section 11.06 to be delivered to each holder of the Notes at the address of such holder as it appears in the Note Register within 20 days after the execution thereof and shall issue a press release containing such information and publish such information on its web site.  Failure to deliver such notice shall not affect the legality or validity of any conversion right pursuant to this Section 11.06 or of the supplemental indenture.

(d)           The above provisions of this Section 11.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, and the provisions of Section 11.05 shall apply to any shares of Capital Stock received by the holders of Common Stock in any such reclassification, change, consolidation, merger, combination, sale or conveyance.  In addition, if this Section 11.06 applies to any event or occurrence, Section 11.05 shall not apply to such event or occurrence.

Section 11.07                          Additional Shares Upon the Occurrence of a Fundamental Change.

(a)           Subject to the provisions hereof, if a holder elects to convert its Notes pursuant to Section 11.01(a)(v) in connection with a Fundamental Change that occurs on or prior to the Stated Maturity, the Company will increase the applicable Conversion Rate for Notes so surrendered for conversion at any time during the period that is 15 days prior to the date announced by the Company as the anticipated effective date for the Fundamental Change and until and including the date that is 15 days after the Effective Date such that the holder will be entitled to receive, in addition to the Settlement Amount it is entitled to receive pursuant to Section 11.12, a number of shares of Common Stock as set forth in Section 11.07(b) (the “Additional Shares”), subject to the Company’s right to settle all or a portion of its conversion obligations in cash in accordance with Section 11.12.

(b)           The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto and is based on the date on which the Fundamental Change becomes effective (the “Effective Date”) and the stock price calculated as follows (the “Stock Price”):  if holders of the Common Stock receive only cash in the transaction constituting the Fundamental Change, the Stock Price will equal the cash amount paid per share; otherwise, the Stock Price will equal the average of the Closing Sale Price of the Common Stock over the five Trading Days prior to but not including the Effective Date.  No Additional Shares will be issuable until consummation of the Fundamental Change transaction.

(c)           The Stock Prices set forth in the first row of the table attached as Schedule A hereto (i.e. column headers) shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 11.05 (and other than any increase to the Conversion Rate for a Fundamental Change as set forth in this Section 11.07).  The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Conversion Rate as so adjusted.

If the conversion date is after the effective date for the Fundamental Change and on or prior to the date that is 15 days after the effective date for the Fundamental Change, the Conversion Rate will be based on the applicable Conversion Rate, increased to include the Additional Shares, determined by reference to the Stock Price as described above.  If a holder surrenders notes for conversion after the effective date of the Fundamental Change, the Conversion Rate will be determined by the Company based on the kind and amount of cash, securities and other assets or property that a holder of a number of shares of Common Stock into which such Notes were convertible at the then applicable Conversion Rate (assuming conversion solely into shares of Common Stock) would have owned or been entitled to receive in such Fundamental Change.

(d)           The number of Additional Shares will be adjusted in the same manner and for the same events as the Conversion Rate is adjusted pursuant to Section 11.05.

(e)           If the exact Stock Price and Effective Date are not set forth in the table attached as Schedule A hereto, then:

(i)    If the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year.

(ii)   If the Stock Price is in excess of $175.00 per share, subject to adjustment, no Additional Shares shall be issued upon conversion.

(iii)  If the Stock Price is less than $92.90 per share, subject to adjustment, no Additional Shares shall be issued upon conversion.

(f)            Notwithstanding the foregoing, in no event will the Conversion Rate exceed 10.7643 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner and for the same events as the Conversion Rate may be adjusted pursuant to Section 11.05.

Section 11.08                          Rights Issued in Respect of Common Stock Issued Upon Conversion.

Each share of Common Stock issued upon conversion of the Notes shall be entitled to receive the appropriate number of Common Stock or preferred stock purchase rights, as the case may be, including without limitation, the rights under any Rights Plan (defined below) (collectively, the “Rights”), if any, that shares of Common Stock are entitled to receive thereunder, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of the Agreement, dated as of November 10, 1998, between the Company and Computershare Investor Services, as successor to Equiserve Trust Company, N.A., as successor to First Chicago Trust Company of New York, as Rights Agent, or any future stockholder rights agreement adopted by the Company, as each may be amended from time to time (in each case, a “Rights Plan”).  If such Rights Plan requires that each share of Common Stock issued upon conversion of the Notes at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Indenture, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made pursuant to Section 11.05(d) upon the separation of the Rights from the Common Stock (provided that no adjustment to the Conversion Rate shall be made pursuant to Section 11.05(d) upon such separation if at the time of separation the Company sets aside for issuance upon conversion of the Notes a number of Rights equal to and with the same terms as the Rights the holders of Notes would have received if the conversion (assuming conversion solely into shares of Common Stock) had occurred immediately prior such separation) subject to readjustment in the event of the expiration, termination or redemption of such Rights.

Section 11.09                          Notice Of Certain Transactions.

In case:

(a)           the Company shall declare a dividend (or any other distribution) on the Common Stock; or

(b)           the Company shall authorize the granting to the holders of Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

(c)           of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, or share exchange to which the Company is a party and for which approval of any holders of Common Stock is required, or of the sale or transfer of all or substantially all of the properties and assets of the Company; or

(d)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each holder of Notes at its address appearing on the list provided for in Section 2.05, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.

Section 11.10                          Taxes on Shares Issued.

The issue of stock certificates, if any, on conversion of Notes shall be made without charge to the converting holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 11.11                          Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes as required by this Indenture from time to time as such Notes are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable, if any, upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company further covenants that, if at any time the Common Stock shall be listed on The New York Stock Exchange or any other national securities exchange or automated quotation system, the

Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

Section 11.12                          Settlement Upon Conversion.

(a)           The Company shall settle its conversion obligations as described in Section 11.12(c), unless, within the applicable time period specified in Section 11.12(b), the Company elects to settle its conversion obligations as described in Section 11.12(d) or Section 11.12(e).  The cash and/or shares of Common Stock which the Company is required to deliver in accordance with this Section 11.12 in settlement of its conversion obligations is referred to herein as the “Settlement Amount.”

(b)           If the Company desires to settle its conversion obligations as described in Section 11.12(d) or 11.12(e), the Company shall notify each converting holder through the Trustee of the method the Company will choose to satisfy its Conversion Obligations no later than the second Trading Day immediately following the Company’s receipt of a Notice of Conversion from such holder, and such notice shall specify the section of this Indenture pursuant to which the Company is electing to satisfy its conversion obligations; provided, however, that the Company shall have the right to irrevocably elect, in its sole discretion and without the consent of the holders of the Notes, by notice to the holders of the Notes through the Trustee, on or prior to December 15, 2011, to settle all of its future conversion obligations entirely in shares of Common Stock as described in Section 11.12(e) (which notice shall specifically reference such section); and, provided further, that the Company is required to settle all conversions with a Conversion Date occurring on or after December 15, 2011 in the same manner, and the Company shall notify holders through the Trustee of the manner of settlement (including specifying the applicable section of this Indenture that describes such manner of settlement) on or before such date.  The Company shall treat all holders converting on the same Trading Day in the same manner; however, the Company shall not have any obligation to settle Conversion Obligations arising on different Trading Days in the same manner, except for conversions with a Conversion Date occurring on or after December 15, 2011, which shall all be satisfied in the same manner.

(c)           If the Company does not elect, within the applicable time periods specified in Section 11.12(b), to settle its conversion obligations as described in Section 11.12(d) or 11.12(e), the Company shall settle its conversion obligations as described in this Section 11.12(c).  The Company shall deliver in respect of each $1,000 principal amount of Notes being converted a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the Cash Settlement Averaging Period, on the third Trading Day immediately following the last day of the related Cash Settlement Averaging Period.

For purposes of this Section 11.12(c), the following terms have the following respective meanings:

(i)    “Cash Settlement Averaging Period” with respect to any Note means:  (i) prior to December 15, 2011, the 40 consecutive Trading Day period beginning on and including the third Trading Day after the Conversion Date; (ii) with respect to any Notice of Conversion received after the date of issuance of a notice of redemption pursuant to Section 3.02, the 40 consecutive Trading Day period beginning on and including the 42nd Scheduled Trading Day prior to the applicable Redemption Date; and (iii) on or after December 15, 2011, the 40 consecutive Trading

Days beginning on and including the 42nd Scheduled Trading Day immediately preceding the Stated Maturity.

(ii)           “Daily Settlement Amount” for each of the 40 Trading Days during the Cash Settlement Averaging Period, shall consist of:

(A)              cash equal to the lesser of (1) $25 (the “Daily Measurement Value”) and (2) the Daily Conversion Value relating to such Trading Day; and

(B)               to the extent the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (1) the difference between such Daily Conversion Value and the Daily Measurement Value (such difference being referred to as the “Daily Excess Amount”) divided by (2) the Daily VWAP of the Common Stock for such Trading Day, in each case, subject to the Company’s right to deliver cash in lieu of all or a portion of such shares pursuant to Section 11.12(d).

(iii)          “Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Cash Settlement Averaging Period, one-fortieth (1⁄40) of the product of (1) the applicable Conversion Rate and (2) the Daily VWAP of the Common Stock on such Trading Day.

(iv)          “Daily VWAP”‘ for the Common Stock means, for each of the 40 consecutive Trading Days during the Cash Settlement Averaging Period, the per share volume-weighted average price on the New York Stock Exchange as displayed under the heading ‘‘Bloomberg VWAP’’ on Bloomberg page “MAC.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined by the Board of Directors in a commercially reasonable manner in consultation with a nationally recognized independent investment banking firm, using a volume-weighted method).  The daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session hours.

(v)           “Scheduled Trading Day” means a day that is scheduled to be a Trading Day.

(d)           If the Company has elected, within the applicable time periods specified in Section 11.12(b), to settle its conversion obligations as described in this Section 11.12(d), Company shall have the right to settle all or a portion of the Daily Excess Amount in cash in accordance with this Section 11.12(d).  In such case, the Company shall specify a percentage of the Daily Excess Amount that will be settled in cash (the “Cash Percentage”), and shall notify each converting holder of the Cash Percentage in accordance with Section 11.12(b).  If the Company elects to specify a Cash Percentage, the amount of cash that the Company shall deliver in respect of each Trading Day in the applicable Cash Settlement Averaging Period shall equal the product of (1) the Cash Percentage and (2) the Daily Excess Amount for such Trading Day. The number of shares of Common Stock deliverable in respect of each Trading Day in the applicable Cash Settlement Averaging Period shall equal (i) the product of (a) 100% minus the Cash Percentage and (b) the Daily Excess Amount for such Trading Day, divided by (ii) the Daily VWAP of the Common Stock for such Trading Day. If the Company does not specify a Cash Percentage within the applicable time periods set forth in Section 11.12(b), the Company must settle the entire Daily Excess Amount for each Trading Day in the applicable Cash Settlement Averaging Period with shares of Common Stock in accordance with Section 11.12(c); provided, however, that in accordance with Section

11.03, the Company will deliver cash in lieu of any fractional shares of Common Stock issuable in connection with payment of the settlement amount as described above.

(e)           If the Company has elected, within the applicable time periods specified in Section 11.12(b), to settle its conversion obligations as described in this Section 11.12(e), the Company shall have the right to settle its conversion obligations entirely in shares of Common Stock (and cash in lieu of fractional shares in accordance with Section 11.03).  If the Company elects to satisfy its conversion obligations entirely in shares of Common Stock, the Company shall deliver to the converting holder a number of shares equal to (i) the aggregate principal amount of Notes to be converted divided by $1,000, multiplied by (ii) the applicable Conversion Rate.  The Company shall deliver such shares as soon as practicable after the Company has informed the converting holder that it has elected to satisfy its conversion obligations entirely in shares of Common Stock in accordance with this Section 11.12(e).

(f)            For the avoidance of doubt, for purposes of this Section 11.12, the applicable Conversion Rate will reflect any increases for any Additional Shares to which holders of Notes are entitled pursuant to Section 11.07.

Section 11.13                          Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article XI should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.05(l).  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article XI.  Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 11.13 as the Trustee.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 11.06, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.06.

Section 11.14                          Ownership Limit.

Notwithstanding any other provision of the Notes, no holder of Notes shall be entitled, unless agreed to by the Board of Directors, to convert such Notes for shares of Common Stock to the extent that receipt of such shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limits as determined in accordance with the Charter.

ARTICLE XII
GUARANTEE

Section 12.01                          Guarantee.

By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits.  Accordingly, subject to the provisions of this Article XII, the Guarantor hereby unconditionally guarantees to each holder of a Note authenticated and delivered by the Trustee and its successors and assigns that:  (i) the principal of, premium, if any, and interest, Liquidated Damages, if any, and Additional Interest, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon repurchase due to a Fundamental Change or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, Additional Interest, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon repurchase due to a Fundamental Change or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 12.04 (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article XII, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.  The Guarantor hereby waives and relinquishes, to the fullest extent permitted by applicable law:  (a) any right to require the Trustee, the holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, any Benefited Party, any creditor of the Guarantor or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law.  The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest (including Liquidated Damages, if any, and Additional Interest, if any) on the Notes and all other costs provided for under this Indenture or as provided in Article VII.

If any holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any trustee or similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby.  The Guarantor agrees that, as between it, on the one hand, and the holders of Notes and the Trustee, on the other hand, to the fullest extent permitted by applicable law, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article VI, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

Section 12.02                          Execution and Delivery of Guarantee.

To evidence the Guarantee set forth in Section 12.01, the Guarantor agrees that a notation of the Guarantee substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an officer of the Guarantor.

The Guarantor agrees that the Guarantee set forth in this Article XII shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantee.

If an officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 12.03                          Consolidation, Merger or Transfer of Assets.

The Guarantor shall not consolidate with or merge with or into any other Person or sell, lease exchange or otherwise transfer (in one transaction or a series of related transactions) all or substantially all of its properties and assets to any other Person, unless:

(a)           (i) the Guarantor shall be the resulting or surviving corporation or (ii) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, lease, exchange or other transfer all or substantially all of the properties and assets of the Guarantor (A) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (B) shall expressly assume, by means of a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Guarantor under the Notes, the Guarantee and this Indenture;

(b)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)           the Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, exchange or other transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 12.03 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The successor Person formed by such consolidation or into which the Guarantor is merged or the successor Person to which such sale, lease, exchange or other transfer is made shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor had been named as the Guarantor herein; and thereafter, except in the case of a lease of all or substantially all of the Guarantor’s properties and assets, the Guarantor shall be discharged from all obligations and covenants under this Indenture and the Notes.  Subject to Section 10.06, the Guarantor, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Guarantor, as applicable.

Section 12.04                          Limitation of Guarantor’s Liability; Certain Bankruptcy Events; Termination on Conversion.

(a)           The Guarantor, and by its acceptance hereof each holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, the holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article XII shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(b)           The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

(c)           The Guarantor shall be deemed released from all its obligations under this Indenture and the Guarantee and the Guarantee shall terminate upon the discharge of the Notes pursuant to the provisions of Article IX.  The Guarantee will automatically terminate in connection with the conversion of a Note.

Section 12.05                          Application of Certain Terms and Provisions of the Guarantor

(a)           For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Company were references to the Guarantor.

(b)           Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor, shall be sufficient if evidenced as described in Section 13.02 as if references therein to the Company were references to the Guarantor.

(c)           Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Guarantor may be given or served as described in Section 13.02 as if references therein to the Company were references to the Guarantor.

(d)           Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 13.04 as if all references therein to the Company were references to the Guarantor.

ARTICLE XIII
MISCELLANEOUS

Section 13.01                          Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02                          Notices.

Any request, demand, authorization, notice, waiver, consent or communication shall be in writing, in the English language and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows, or transmitted by facsimile transmission (confirmed verbally) to the following facsimile numbers:

if to the Company or the Guarantor, to:

The Macerich Company

401 Wilshire Boulevard

Suite 700

Santa Monica, CA 90401

Facsimile No.:  (310) 451-4746

Attention:  Chief Financial Officer

if to the Trustee, to:

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor

New York, NY 10005

Facsimile No.:  (732) 380-2345

Attention:  Trust and Securities Services

with a copy to:

Deutsche Bank National Trust Company

for Deutsche Bank Trust Company Americas

25 DeForest Avenue, 2nd Floor

Summit, NJ 07901

Facsimile No.: (732) 578-4635

Attention:  Trust and Securities Services

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a holder shall be mailed to the holder, by first-class mail, postage prepaid, at the holder’s address as it appears on the registration books of the Note Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the holders, it shall mail a copy to the Trustee and each Note Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 13.03                          Communication by Holders With Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Note Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 13.04                          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.05                          Statements Required in Certificate or Opinion.

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)           a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)           a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 13.06                          Severability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.07                          Rules by Trustee, Paying Agent, Conversion Agent and Note Registrar.

The Trustee may make reasonable rules for action by or a meeting of holders.  The Note Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 13.08                          Legal Holidays.

A “Legal Holiday” is any day other than a Business Day.  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest (including Liquidated Damages, if any, and Additional Interest, if any) shall accrue for the intervening period.

Section 13.09                          Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 13.10                          No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any Obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation.  By accepting a Note, each holder shall waive and release all such liability.  Such waiver and release shall be part of the consideration for the issuance of the Notes.

Section 13.11                          Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.12                          Multiple Originals.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 13.13                          Table of Contents and Headings.

The Table of Contents and the headings of the Articles or Sections of this Indenture have been inserted for convenience of reference only, are not to be considered as part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14                          USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas.  The parties to this Agreement agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

[signature page follows]

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

THE MACERICH COMPANY

By:	/s/ Thomas E. O’Hern
Name: Thomas E. O’Hern
Executive Vice President,
Chief Financial Officer and Treasurer

THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited parnership

By:	The Macerich Company,
a Maryland corporation,
its general partner

By:	/s/ Thomas E. O’Hern
Thomas E. O’Hern
Executive Vice President,
Chief Financial Officer and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

By:	/s/ Richard L. Buckwalter
Name: Richard L. Buckwalter
Title: Director

SCHEDULE A

Additional Share Table

The following table sets forth the increase in the Conversion Rate, expressed as a number of Additional Shares to be received per $1,000 principal amount of Notes:

	Stock Price on the Effective Date
Effective Date	$92.90	$95.00	$100.00	$105.00	$110.00	$115.00	$120.00	$125.00	$130.00	$135.00	$140.00	$150.00	$160.00	$175.00
3/12/2007	1.7940	1.6739	1.3906	1.1616	0.9698	0.8090	0.6741	0.5610	0.4661	0.3867	0.3203	0.2187	0.1494	0.0929
3/15/2008	1.7940	1.6684	1.3797	1.1394	0.9395	0.7733	0.6352	0.5206	0.4254	0.3467	0.2817	0.1842	0.1196	0.0712
3/15/2009	1.7940	1.6500	1.3435	1.0905	0.8823	0.7114	0.5714	0.4571	0.3640	0.2883	0.2271	0.1383	0.0830	0.0484
3/15/2010	1.7940	1.6016	1.2706	1.0010	0.7831	0.6082	0.4687	0.3582	0.2712	0.2032	0.1503	0.0788	0.0413	0.0246
3/15/2011	1.7940	1.5164	1.1394	0.8389	0.6046	0.4261	0.2932	0.1963	0.1271	0.0788	0.0461	0.0157	0.0087	0.0049
3/15/2012	1.7940	1.5567	1.0304	0.5541	0.1215	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Schedule A-1

EXHIBIT A

[FORM OF FACE OF NOTE]

[Include only on Notes that are Restricted Securities]

[THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1)           REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

(2)           AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE MACERICH COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

(3)           AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]

[Include only on Global Notes]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY) (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL

BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

THE MACERICH COMPANY

3.25% CONVERTIBLE SENIOR NOTES DUE 2012

No.:	CUSIP:
Issue Date:		$

The Macerich Company, a Maryland corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received hereby promises to pay to [Cede & Co.]  or registered assigns the principal amount of               Dollars ($              )[, or such greater or lesser principal amount as set forth on Schedule I hereto](1), on March 15, 2012.

Interest Payment Dates:  March 15 and September 15, commencing September 15, 2007.

Record Dates:  March 1 and September 1.

(1)             Include only on Global Note.

Reference is made to the further provisions of this Note on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE MACERICH COMPANY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Authorized Signatory

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]

THE MACERICH COMPANY

3.25% CONVERTIBLE SENIOR NOTES DUE 2012

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           Interest.

The Macerich Company, a Maryland corporation (herein called the “Company,” which term includes any successors or assigns under the Indenture referred to below), promises to pay interest on the principal amount of this Note at the rate of 3.25% per annum until payment of such principal amount has been made or duly provided for.   The Company shall pay interest (including Liquidated Damages, if any, and Additional Interest, if any), semi-annually on March 15 and September 15 of each year (each an “Interest Payment Date”), commencing September 15, 2007; provided, that if any Interest Payment Date is not a Business Day, then interest (including Liquidated Damages, if any, and Additional Interest, if any) shall be payable on the next succeeding Business Day.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.

The Company shall pay interest on any overdue amount at the interest rate borne by the Notes at the time such interest on the overdue principal amount accrues, compounded semi-annually, and shall pay interest on overdue installments of interest (including Liquidated Damages, if any, and Additional Interest, if any) (without regard to any applicable grace period), at the same interest rate, compounded semi-annually.  Interest (including Liquidated Damages, if any, and Additional Interest, if any) on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)           Method of Payment.

Except as otherwise provided in the Indenture, the interest (including Liquidated Damages, if any, and Additional Interest, if any) payable on this Note pursuant to the Indenture on any Interest Payment Date shall be paid to the Person in whose name this Note is registered on the Note Register at 5:00 p.m., New York City time, on the March 1 or September 1 next preceding such Interest Payment Date (each a “Record Date”).  Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, Fundamental Change Repurchase Price and the principal amount at Stated Maturity, as the case may be, to the holder who surrenders this Note to a Paying Agent to collect such payments in respect of this Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay interest (including Liquidated Damages, if any, and Additional Interest, if any), the Redemption Price, Fundamental Change Repurchase Price and the principal amount at Stated Maturity, as the case may be, to a holder holding this Note in certificated form by check mailed to the address of such holder as it appears in the Note Register; provided that a holder holding this Note in certificated form with an aggregate principal amount in excess of $1,000,000 may request payment by wire transfer in immediately available funds to an account in North America at the election of such holder.  Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(3)           Paying Agent, Conversion Agent and Note Registrar.

Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent, Conversion Agent and Note Registrar.  The Company may appoint and change any Paying Agent, Conversion Agent or Note Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent having an office or agency in the Borough of Manhattan, City of New York, State of New York which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Note Registrar.

(4)           Indenture.

The Company issued the Notes under an Indenture, dated as of March 16, 2007 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, The Macerich Partnership, L.P., a Delaware limited partnership (the “Guarantor”, which term includes any successors or assigns under the Indenture), and the Trustee.  The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  This Note is subject to all such terms, and the holder of this Note is referred to the Indenture and the TIA for a statement of those terms.

The Notes are senior unsecured obligations of the Company and may be issued in unlimited principal amount under the Indenture.  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

(5)           Optional Redemption of Notes.

(a)           This Note is not optionally redeemable by the Company except as set forth in Section (5)(b) below.

(b)           This Note is redeemable, at the option of the Company, in whole but not in part, at any time that the Company determines that it is necessary in order to preserve the Company’s status as a real estate investment trust under the Code, upon the mailing of a notice of redemption not fewer than 45 Scheduled Trading Days nor more than 60 Scheduled Trading Days before the Redemption Date to the holder, all as provided in the Indenture, for cash at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) thereon, up to but not including the Redemption Date; provided that, if the Redemption Date is after 5:00 p.m., New York City time, on a Record Date and prior to 9:00 a.m., New York City time, on the related Interest Payment Date, accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) will be payable to the holder in whose name this Note is registered at 5:00 p.m., New York City time, on the relevant Record Date.

(c)           If the Paying Agent holds, in accordance with the Indenture, prior to 11:00 a.m., New York City time, on a Redemption Date, money sufficient to pay amounts owed with respect to Notes payable on that date, then immediately after such Redemption Date:  (i) such Notes shall cease to be outstanding, (ii) interest (including Liquidated Damages, if any, and Additional Interest, if any) on such Notes shall cease to accrue, and (iii) such Notes shall cease to be entitled to any benefit or security under the Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price, plus accrued and unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) up to but not including such Redemption Date.

(d)           There is no sinking fund provided for redemption of the Notes.

(6)           Conversion.

(a)           Subject to and in compliance with the provisions of the Indenture, prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Stated Maturity, the holder of this Note shall have the right, at such holder’s option, to convert each $1,000 principal amount of this Note not previously redeemed or repurchased into cash and/or shares of Common Stock, as elected by the Company as described in Section 11.12 of the Indenture, at a Conversion Rate of 8.9702 shares of Common Stock (a conversion price of approximately $111.48 per share), subject to adjustment from time to time as provided in the Indenture;  provided, however, that at any time prior to 5:00 p.m., New York City time, on the Business Day prior to December 15, 2011, a holder may convert this Note only upon the satisfaction of specified conditions set forth in the Indenture. The Company, or, at the Company’s request, the Trustee in the name and at the expense of the Company, will notify the holder of this Note of the satisfaction of any condition triggering the right to convert the Notes, in accordance with the Indenture, and the Company also shall publicly announce such information and publish it on the Company’s web site.

(b)           To exercise the conversion right with respect to any Note in certificated form, the holder must surrender the Note with the original or facsimile of the form entitled “Conversion Notice” on the reverse hereof, duly completed and manually signed, together with such Note duly endorsed for transfer, accompanied by the funds, if any, required by the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the City of New York in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office.

To exercise the conversion right with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required pursuant to the terms of the Indenture.

(c)           In the event the holder surrenders this Note for conversion in connection with a Fundamental Change, the Company will increase the applicable Conversion Rate, as and when provided in the Indenture.

(d)           No adjustment in respect of interest (including Liquidated Damages, if any, and Additional Interest, if any) on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence.  If this Note (or portion hereof) is surrendered for conversion during the period after 5:00 p.m., New York City time, on any applicable Record Date and prior to 9:00 a.m., New York City time, on the corresponding Interest Payment Date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest (including Liquidated Damages, if any, and Additional Interest, if any) otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if a holder converts its Notes in connection with a redemption and the Company has specified a Redemption Date that is after a Record Date and on or prior to the next Interest Payment Date, (2) if a holder converts its Notes in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date, (3) with respect to Notes surrendered for conversion on the Interest Payment Date, (4) if a holder converts its Notes after the Record Date immediately preceding the Stated Maturity, or (5) to the extent of any overdue interest, if any exists at the time of conversion with respect to such Note.  Notwithstanding the foregoing, in the case of Notes submitted for conversion in connection with a Fundamental Change as set forth in the Indenture, such Notes shall continue to represent the right to receive the Additional Shares, if any, payable pursuant to the Indenture until such Additional Shares are so paid.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

(e)           If a Note is called for redemption, in order to convert such Note, the holder must deliver the Note to the Conversion Agent (or, if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions in accordance with the applicable procedures of the Depositary) at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Redemption Date (unless the Company shall default in paying the Redemption Price when due, in which case the conversion right shall terminate on the date such default is cured and such Note is redeemed).

A Note in respect of which a holder has delivered a Fundamental Change Repurchase Notice exercising the option of such holder to require the Company to repurchase such Note as provided in Section 3.05 of the Indenture, may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with the Indenture.

(9)           Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof.  A holder may transfer or exchange Notes in accordance with the Indenture.  No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

(10)         Persons Deemed Owners.

The registered holder of this Note may be treated as the owner of this Note for all purposes.

(11)         Amendment; Waiver.

(a)           Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended with the written consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any holder, the Company and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article V of the Indenture; (iii) to make any other change that does not adversely affect the rights of any holder of the Notes in any material respect; provided that any change to conform to the Offering Memorandum shall be deemed not to adversely affect the rights of any holder of the Notes; (iv) to comply with the provisions of the TIA (other than the qualification requirements); (v) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes; (vi) to make provisions with respect to the conversion right of holders of the Notes pursuant to the requirements of the Indenture; or (v) to add additional guarantors of the Notes.

(b)           The holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all of the Notes, waive any past Default or Event of Default hereunder and its consequences, subject to certain exceptions set forth in the Indenture.  Upon such waiver, such Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any rights arising therefrom.

(12)         Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee may, and at the written request of the holders of at least 25% in aggregate principal amount of outstanding Notes shall, declare all Obligations on all the Notes to be immediately due and payable in the manner provided in the Indenture.

(13)         Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee, Paying Agent, Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Note Registrar.

(14)         No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any Obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation.  By accepting a Note, each holder waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

(15)         Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication set forth on the other side of this Note.

(16)         Governing Law.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(17)         CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

(18)         Registration Rights Agreement.

In addition to the rights provided to holders of Notes under the Indenture, holders shall have all the rights set forth in the Registration Rights Agreement, dated as of March 16, 2007, among the Company and the Initial Purchasers named therein.

(19)                            Guarantee.

The Guarantor has irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in Section 12.01 of the Indenture), as more fully set forth in the Guarantee endorsed on this Note.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common	UNIF GIFT MIN ACT -
Custodian

TEN ENT	as tenant by the entireties	(Cust) (Minor)

JT TEN	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:                          THE MACERICH COMPANY
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and/or  shares of Common Stock of The Macerich Company, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check in payment for cash, if any, payable upon conversion or for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares, or any portion of this Note not converted, are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, if to be issued, and any portion of this Note not converted, if any,  to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer
Identification Number:

NOTICE:  The signature on this Conversion Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:                          THE MACERICH COMPANY
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a Company Fundamental Change Repurchase Notice from The Macerich Company (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture, at the price of 100% of such entire principal amount or portion thereof, together with accrued but unpaid interest (including Liquidated Damages, if any, and Additional Interest, if any) to but not including the Fundamental Change Repurchase Date, to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If any portion of this Note not repurchased are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of any portion of this Note not repurchased, if to be delivered, and the person to whom payment is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer
Identification Number:

NOTICE:  The signature on this Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ASSIGNMENT

For value received                                      hereby sell(s) assign(s) and transfer(s) unto                              (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                               attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

☐                                    To The Macerich Company or any subsidiary thereof; or

☐                                    To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐                                    Pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended (if available); or

☐                                    Pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of such transfer;

and unless the Note has been transferred to The Macerich Company or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE:  The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Schedule I

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE  (2)

The following increases or decreases in this Global Note have been made:

Date	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Signatory of Trustee or Note Custodian

(2) This should be included only if the Note is issued in global form.

GUARANTEE

The Macerich Partnership, L.P., a Delaware limited partnership (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Company (defined below), the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”), has irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in Section 12.01 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest, Liquidated Damages, if any, and Additional Interest, if any, on the 3.25% Convertible Senior Notes due 2012 (the “Notes”) of The Macerich Company, a Maryland corporation (the “Company”), whether at Stated Maturity, by acceleration, call for redemption, upon a repurchase or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Notes, and the due and punctual performance of all other obligations of the Company, to the holders of the Notes or the Trustee all in accordance with the terms set forth in Article XII of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a repurchase or otherwise.

The obligations of the Guarantor to the holders of the Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantor (or any such successor entity), as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

The Guarantor waives, to the fullest extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to the Notes and all demands whatsoever.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Notes and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the holders of the Notes, and, in the event of any transfer or assignment of rights by any holder of the Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and performance and not of collectibility.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The obligations of the Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XII OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[signature page follows]

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:

THE MACERICH PARTNERSHIP, L.P.
	By:	The Macerich Company,
its General Partner

By:
Name:
Its:

EXHIBIT B

FORM OF RESTRICTIVE LEGEND FOR
COMMON STOCK ISSUED UPON CONVERSION(3)

THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1)           REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

(2)           AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE MACERICH COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), OR (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

(3)   This legend should be included only if the Security is a Transfer Restricted Security.

B-1